UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a party other than the Registrant ☐

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☐	Soliciting Material under §240.14a-12

MONOPAR THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 22, 2026, at 10:00am Central Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Monopar Therapeutics Inc., a Delaware corporation (the “Company”), which will be held on June 22, 2026, at 10:00am Central Time at the Company’s headquarters at 1000 Skokie Blvd., Wilmette, IL 60091 (the “Annual Meeting”). Only stockholders who held stock at the close of business on the record date, April 27, 2026, may vote at the Annual Meeting, including any adjournment or postponement thereof.

At the Annual Meeting, you will be asked to consider and vote upon: (1) the election of six directors named herein to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified; (2) the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (“NEOs”); (3) the approval of the Company’s 2026 Stock Incentive Plan; and (4) the ratification of the selection of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2026. No other items of business are expected to be considered, and no other director nominees will be entertained, at the Annual Meeting.

The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote: (1) “FOR” each of the six director nominees; (2) “FOR” the compensation of our NEOs on an advisory, non-binding basis; (3) “FOR” the approval of the Company’s 2026 Stock Incentive Plan; and (4) “FOR” the ratification of the selection of BPM LLP. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible during normal business hours for ten days prior to the meeting at our corporate headquarters at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

The Proxy Statement and Annual Report on Form 10-K are available at www.monopartx.com in the “Annual Meeting” subsection of the “Investors” tab. You may contact us toll free at (888) 517-6366 or by email at info@monopartx.com in order to obtain directions to be able to attend the meeting and vote in person on the Proposals set forth in this Proxy Statement, or to request that a copy of the Proxy Statement and Annual Report be provided to you by electronic mail.

Sincerely,

Chandler D. Robinson, MD MBA MSc

Chief Executive Officer and Director

April 30, 2026

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED AT THE MEETING. YOU CAN VOTE BY INTERNET OR BY COMPLETING, SIGNING AND RETURNING A PROXY CARD AS INSTRUCTED IN THE MATERIALS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2026: The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025, are available at monopartx.com in the “Annual Meeting” subsection of the “Investors” tab.

1000 Skokie Blvd., Suite 350 ● Wilmette, IL ● 60091

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS	26

STOCKHOLDER PROPOSALS	26

DELIVERY OF PROXY STATEMENT	26

MONOPAR THERAPEUTICS INC.

1000 Skokie Blvd., Suite 350

Wilmette, IL 60091

PROXY STATEMENT FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 22, 2026

at 10:00am Central Time

at Monopar Therapeutics Inc.

1000 Skokie Blvd.

Wilmette, IL 60091

GENERAL INFORMATION

This Proxy Statement is furnished in connection with Monopar Therapeutics Inc.’s (“Monopar,” the “Company,” or “we”) 2026 Annual Meeting of Stockholders, to be held on June 22, 2026, at 10:00am Central Time (the “Annual Meeting”) at the Company’s headquarters located at 1000 Skokie Blvd., Wilmette, IL 60091. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) are first being mailed on or about May 8, 2026. The Proxy Statement and Annual Report on Form 10-K are available at www.monopartx.com in the “Annual Meeting” subsection of the “Investors” tab. We will pay all of the costs of distributing this Proxy Statement.

Shares Outstanding and Voting Rights

Only holders of record of our common stock at the close of business on April 27, 2026 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On April 27, 2026, 6,698,778 shares of common stock were issued and outstanding.

Each share of common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. Holders of common stock do not have the right to cumulative voting in the election of directors.

Quorum and Vote of Monopar Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares on the Record Date will constitute a quorum for the transaction of business at our Annual Meeting and any postponement or adjournment thereof, though the Board of Directors (the “Board of Directors” or the “Board”) may fix a new record date for purposes of a postponed or adjourned meeting. Abstentions and broker non-votes (if any, as described below) will be counted towards a quorum.

The required vote for each of the proposals expected to be acted upon at the Annual Meeting, present in person or represented by proxy, and the treatment of abstentions and broker non-votes, if any, under each proposal are described below:

Proposal No. 1 — Election of directors. Directors are elected by a plurality of the votes cast, with the nominees obtaining the greatest number of affirmative votes being elected as directors. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 2 — Advisory vote on executive compensation. This proposal represents a non-binding advisory vote on executive compensation and will be considered approved by a majority of the votes cast on the proposal (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” such proposal). As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 3 — Approval of the Company’s 2026 Stock Incentive Plan. This proposal must be approved by a majority of the votes cast on the proposal (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” such proposal). As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 4 — Ratification of the Audit Committee’s selection of the independent registered public accounting firm. This proposal must be approved by a majority of the votes cast on the proposal (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” such proposal). As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Voting and Revocation of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Monopar for use at the Annual Meeting.

If you are a stockholder of record of Monopar as of the Record Date referred to above, you may vote in person at the Annual Meeting or via proxy by mail using the proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. Voting in person at the Annual Meeting will revoke a previous vote by proxy.

●	To vote in person:

o

If you hold shares in your name as the stockholder of record, you may vote those shares in person at the Annual Meeting. Proof of identification will be required to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we highly recommend that you submit a proxy for your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

o

If your shares are held in the name of a bank, broker or other nominee, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. You may vote those shares in person at the Annual Meeting only if you obtain a proxy from your nominee that gives you the right to vote the shares and present such proxy along with your ballot at the Annual Meeting. To do this, you should contact your nominee.

●

To vote on the Internet if your shares are held in the name of a bank, broker or other nominee, go to the website indicated on the voting instruction form to complete an electronic voting instruction form. You will be asked to provide Monopar’s number and a control number from the voting instruction form. Your vote must be received by 11:59 p.m. (Eastern Time) on June 21, 2026, to be counted.

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To vote by mail using the proxy card if you hold shares in your name as the stockholder of record, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct. If your shares are held in the name of a bank, broker or other nominee, you may submit your voting instructions by mail. If you received these proxy materials from your nominee by email, you may need to request a paper copy to vote by mail. Please do so well in advance to allow sufficient time.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to provide voting instructions to your broker to vote your Monopar shares, either by Internet or mail as described above. If you do not give instructions to your broker, your broker can typically vote your Monopar shares with respect to “discretionary” items but not with respect to “non-discretionary” items. The proposal relating to the election of directors (Proposal No. 1), advisory, non-binding vote on executive compensation (Proposal No. 2) and approval of the Company’s 2026 Stock Incentive Plan (Proposal No. 3) are non-discretionary items. On non-discretionary items for which you do not give your broker instructions, your broker will not vote your shares and, accordingly, the shares will be treated as broker non-votes if the broker submits a proxy. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Annual Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal.

All properly executed proxies that are not revoked will be voted at the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with the instructions contained in the proxy. If a holder of our common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted: (1) “FOR” Proposal No. 1 electing the six nominees to our Board of Directors; (2) “FOR” Proposal No. 2 approving, on an advisory basis, the compensation of our NEOs; (3) “FOR” Proposal No. 3 approving the Company’s 2026 Stock Incentive Plan; and (4) “FOR” Proposal No. 4 ratifying the selection of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Our stockholders of record may change their votes at any time before their proxy is voted at the Annual Meeting in one of three ways. First, a stockholder of record can send a written notice to the Secretary of Monopar stating that the stockholder would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions on a new proxy card. Third, a stockholder of record can attend the Annual Meeting and vote in person. Attendance alone will not revoke a proxy, but attending and voting will revoke a proxy.

If a “street name” stockholder has instructed a broker or other nominee to vote its shares of common stock, that stockholder must follow directions received from its broker or other nominee to change those instructions.

Solicitation of Proxies

The solicitation of your proxy is made by Monopar. In addition to solicitation by mail, the Company’s directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Monopar’s common stock for the forwarding of solicitation materials to the beneficial owners of Monopar’s common stock. Monopar will pay the cost of soliciting proxies, including reimbursing applicable brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nomination of Directors

Your vote is requested in favor of six nominees named herein to our Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The six nominees include five current members of our Board of Directors and one new nominee. One of our current directors, Arthur Klausner, is not standing for re-election to the Board. We are pleased to present Ms. Nicole Sweeny as a new director nominee for consideration by our stockholders at the Annual Meeting to succeed Mr. Klausner as an independent director. Ms. Sweeny was recommended to the Corporate Governance and Nominating Committee by Dr. Starr and Dr. Robinson.

Directors typically are elected for a period of one year and thereafter serve until the next annual meeting at which the nominees are reelected or successors are duly elected by our stockholders, or until their successors are duly elected and qualified. Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.

Nominees

The following table sets forth the name, age and positions of each of our director nominees as of the date of this Proxy Statement. Five of the nominees listed below are currently directors of Monopar, and one nominee is not currently a director. If elected, each nominee will serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	Age	Positions	Director Since

Christopher M. Starr, PhD	73	Executive Chairman, Director, Member of the Plan Administrator Committee	December 2014

Chandler D. Robinson, MD MBA MSc	42	Chief Executive Officer, Director	December 2014

Raymond W. Anderson, MBA MS	84	Director, Chair of the Audit Committee, Chair of the Compensation Committee and Member of the Corporate Governance and Nominating Committee, Member of the Plan Administrator Committee	April 2017

Kim R. Tsuchimoto	63	Director	March 2023

Lavina Talukdar, CFA	52	Director, Member of the Audit Committee, Member of the Compensation Committee, Member of the Corporate Governance and Nominating Committee, Member of the Plan Administrator Committee	February 2025

Nicole Sweeny	51	Director Nominee	N/A

Business Experience and Directorships

The following describes the background of our directors.

Christopher M. Starr, PhD – Executive Chairman and Board Member

Dr. Starr is a co-founder and has been our Executive Chairman and a Board Member of ours and our predecessor, Monopar Therapeutics, LLC, since its inception in December 2014. Dr. Starr was the Co-founder and served as the Chief Executive Officer (“CEO”) at Raptor Pharmaceuticals (“Raptor”) (Nasdaq: RPTP), from its inception in 2006 through December 2014 and continued to serve Raptor as a member of its Board of Directors until Raptor was sold to Horizon Pharma plc in October 2016. The principal business of Raptor was the development and commercialization of treatments for rare diseases. Dr. Starr was also a co-founder of BioMarin Pharmaceutical (“BioMarin”) (Nasdaq: BMRN) in 1997 where he last served as Vice President of Research and Development until 2006. BioMarin is a fully-integrated multinational biopharmaceutical company. Dr. Starr earned a BS from Syracuse University and a PhD in Biochemistry and Molecular Biology from the State University of New York Health Science Center, in Syracuse, New York. Dr. Starr also currently serves on the boards of privately held Glycomine Inc. and Thiogenesis Therapeutics Corp., a Canadian public start-up biotech company.

Dr. Starr’s board qualifications include over 25 years of executive experience in funding and operating public and private biopharmaceutical companies. We believe Dr. Starr’s experience qualifies him to serve as the Executive Chairman of our Board.

Chandler D. Robinson, MD MBA MSc – Chief Executive Officer and Board Member

Dr. Robinson is a co-founder and has been our CEO and a Board Member of ours and our predecessor, Monopar Therapeutics, LLC, since its inception in December 2014. Dr. Robinson leverages his interests in medicine, science, and finance to help bring new therapeutics to patients. The compound Dr. Robinson researched at Northwestern University as an undergraduate and published on in Science completed a Phase 3 clinical trial for Wilson disease, meeting its primary endpoint; he is now helping advance it to an NDA filing at Monopar. Among his previous experiences, Dr. Robinson worked in 2008 at Onyx Pharmaceuticals in their Nexavar marketing division; from 2008 to 2009 as a co-manager of a healthcare clinic in San Jose, CA; from 2006 to 2007 at Bear Stearns investment bank; and from 2004 to present as Founder and President of an undergraduate research focused non-profit. He was previously a co-founder and CEO of Tactic Pharma, a co-founder and Board Member of Wilson Therapeutics (acquired by Alexion, now AstraZeneca), and is currently on the board of Northwestern University’s Chemistry of Life Processes Institute. Dr. Robinson graduated summa cum laude from Northwestern University, and earned an MSc in International Health Policy and Health Economics from the London School of Economics on a Fulbright Scholarship, an MBA from Cambridge University on a Gates Scholarship, and an MD from Stanford University.

Dr. Robinson’s extensive leadership and management experience along with his medical and business degrees, his entrepreneurial and strategic vision and knowledge of Monopar’s product candidates and operations led to the conclusion that he should serve as a member of our Board.

Raymond W. Anderson, MBA MS – Board Member

Mr. Anderson has been a Board Member of ours since April 2017. Mr. Anderson served as a Board Member, Chair of the Audit Committee and member of the Compensation Committee at Raptor, a biopharmaceutical company, from its founding in 2006 to its acquisition in 2016. Mr. Anderson worked at Dow Pharmaceutical Sciences, Inc., a dermatological prescription drug formulation company, from July 2003 until he retired in June 2010. He most recently served as Dow’s Managing Director from January 2009 to June 2010, and previously served as Dow’s Chief Financial Officer and Vice President, Finance and Administration. Prior to joining Dow in 2003, Mr. Anderson was Chief Financial Officer for Transurgical, Inc., a private ultrasound surgical system company. Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer at BioMarin, a biopharmaceutical company, from June 1998 to January 2002. Mr. Anderson holds an MBA from Harvard University, an MS in administration from George Washington University and a BS in engineering from the U.S. Military Academy.

Mr. Anderson’s background and experience as a finance executive in the biopharmaceutical industry and his qualification as an “audit committee financial expert” under the Securities and Exchange Commission (“SEC”) and Nasdaq rules led to the conclusion that he should serve as a member of our Board.

Kim R. Tsuchimoto – Board Member

Ms. Tsuchimoto was our Chief Financial Officer from June 2015 until her retirement on June 30, 2024. Ms. Tsuchimoto has been a Board Member of ours since March 2023. Ms. Tsuchimoto spent over nine years at Raptor, a biopharmaceutical company, as its Chief Financial Officer from Raptor’s inception in May 2006 until September 2012, as Raptor’s Vice President of International Finance, Tax & Treasury from September 2012 to February 2015, and lastly as Raptor’s Vice President, Financial Planning & Analysis and Internal Controls from February to May 2015. Prior to Raptor, Ms. Tsuchimoto spent eight years at BioMarin, a biopharmaceutical company, and its predecessor, Glyko, Inc., where she held the positions of Vice President-Treasurer, Vice President-Controller and Controller. Ms. Tsuchimoto received a BS in Business Administration from San Francisco State University. Ms. Tsuchimoto also currently serves on the board of Thiogenesis Therapeutics Corp., a Canadian public start-up biotech company.

Ms. Tsuchimoto’s over 25 years of experience in the biopharma industry including her strong financial management, corporate governance and financial strategy experience led to the conclusion that she should serve as a member of our Board.

Lavina Talukdar, CFA – Board Member

Ms. Talukdar has been a Board Member of ours since February 2025. The Corporate Governance and Nominating Committee of the Board identified Ms. Talukdar based on her extensive industry experience and her long-standing investment in the Company. Since April 2019, Ms. Talukdar has served as Senior Vice President, Head of Investor Relations at Moderna, a biotechnology company and leader in mRNA medicines. From her previous roles, she brings over 20 years of experience in healthcare and biotechnology investing, and financial strategy. Before joining Moderna, Ms. Talukdar was a Senior Portfolio Manager at Abu Dhabi Investment Authority (“ADIA”), overseeing global healthcare investments in both private and public equities. She previously served as a Partner and Healthcare Equity Analyst at Lord Abbett & Co. She also held investment roles at MFS Investment Management, State Street Global Advisors and Fiduciary Trust International. Ms. Talukdar received her BS in Business Administration from the State University of New York, Stony Brook, and is a CFA charterholder.

Ms. Talukdar’s over 20 years of experience in the biopharma industry including her investor relations, investing and financial strategy experience led to the conclusion that she should serve as a member of our Board.

Nicole Sweeny – Director Nominee

Ms. Sweeny has served as Chief Commercial Officer of KalVista Pharmaceuticals since July 2023. Prior to this, she served as the Chief Commercial Officer of Praxis Precision Medicines, Inc., a clinical-stage biopharmaceutical company, from August 2020 to April 2023. Ms. Sweeny served as Vice President, Franchise Head, Rare Diseases of Takeda Pharmaceutical Co. Ltd., or Takeda, a biopharmaceutical company, from February 2019 to July 2020. Prior to Takeda, she served in several roles at Shire plc, a biopharmaceutical company acquired by Takeda, from August 2010 to January 2019, including Vice President, Head of US Marketing from September 2017 to January 2019 and Vice President, Global Product Strategy Lead from December 2016 to August 2017. Prior to joining Shire, Ms. Sweeny served in commercial positions of increasing responsibility at AMAG Pharmaceuticals, Inc. and Sanofi Genzyme Corporation. Ms. Sweeny received her BS in marketing from Boston College.

Ms. Sweeny is qualified to serve on our Board because of her experience and leadership in strategic planning, business operations and commercial development in the biopharmaceutical and biotechnology industries. If elected, the Board currently anticipates that Ms. Sweeny will be appointed to the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

Board Committees

Audit Committee

Our Audit Committee consists of Mr. Anderson, Mr. Klausner and Ms. Talukdar, who are independent members as defined by Nasdaq rules applicable to audit committees and the SEC under Rule 10A-3 under the Exchange Act. Mr. Anderson serves as the Chair of the Audit Committee and is a financial expert as defined by Nasdaq and the SEC.

The functions of our Audit Committee include, among other duties and responsibilities:

●	to oversee the integrity of the Company’s financial statements;

●	to ensure the quality of the accounting and financial reporting processes of the Company;

●	to ensure the effectiveness of the Company’s internal controls over financial reporting;

●	to assist with the Company’s compliance with legal and regulatory requirements;

●

to review and discuss with management and the independent registered public accounting firm the Company’s annual and quarterly SEC reports, including the audit of the annual financial statements and the reviews of the quarterly financial statements and related disclosures;

●

to be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm performing other audit, review, or attestation services for the Company;

●	to review and discuss with the Company’s management the risk assessment and risk management policies of the Company;

●

to oversee systems and procedures for the receipt, retention and resolution of complaints received by the Company regarding accounting, internal financial controls or auditing matters and for the confidential and anonymous submission by Company employees of concerns regarding potential fraud or questionable financial, accounting, internal financial controls or auditing matters;

●	to periodically review and update the financial-related sections of the Company’s Code of Business Conduct and Ethics (the “Code”);

●

to review and approve or disapprove any transaction required to be disclosed according to SEC regulations between the Company and any related party and to oversee the Company’s policies and procedures for judgments as to related party transactions; and

●	to prepare the Audit Committee’s report required by SEC rules.

The Audit Committee is governed by a written charter. The Audit Committee Charter can be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.monopartx.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The Audit Committee Charter complies with the guidelines established by Nasdaq.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also annually reviews and assesses the adequacy of its charter, including the Audit Committee’s role and responsibilities, and recommends and submits a reviewed charter, including any proposed changes to the Board for annual approval of a new charter.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating (“CG&N”) Committee consists of Mr. Klausner, Mr. Anderson and Ms. Talukdar, who are independent members. Mr. Klausner serves as the Chair of the CG&N Committee.

The functions of our CG&N Committee include, among other duties and responsibilities:

●	to oversee the composition of the Board to ensure that qualified individuals, meeting the criteria of applicable rules and regulations, serve as members of the Board and its committees;

●

to identify, review and evaluate individuals qualified to serve on the Board consistent with criteria approved by the Board as vacancies arise, and to seek out, to the extent reasonably possible, nominees to enhance the diversity of experience and perspectives (such as age, race, gender, geography, and areas of expertise) as well as the independence of the Board;

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to consider recommendations for Board nominees and proposals appropriately submitted by our stockholders pursuant to the procedures described in our Bylaws and/or proxy statement, and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board, and to recommend to the Board appropriate action on any such proposals or recommendations;

●

to consider and assess the independence of directors, including whether a majority of the Board continues to be independent from management in both fact and appearance, as well as within the meaning prescribed by the listing standards of Nasdaq;

●	to recommend to our Board the persons to be nominated for election as directors and as members of the Board’s committees;

●	to oversee an annual evaluation of the Board;

●	to review and make recommendations to the Board with respect to management succession planning;

●	to oversee and evaluate compliance by the Board and management of the Company with the Company’s Code of Business Conduct and Ethics and the Corporate Compliance Program;

●	to develop and recommend to the Board corporate governance principles and guidelines; and

●	to oversee the evaluation of directors and officers (“D&O”) insurance and other indemnification coverage for directors and officers.

The CG&N Committee has not adopted a formal policy with respect to the consideration of nominees recommended by our stockholders, has not adopted any specific minimum qualifications for director nominees and has not adopted any formal processes for identifying and evaluating nominees. Pursuant to its charter, the CG&N Committee will consider all aspects of each nominee’s qualifications and skills with the goal of having, to the extent reasonably possible, a Board with a diversity of experience and perspectives (such as age, race, gender, geography, and areas of expertise). As vacancies arise, the CG&N Committee will seek to identify, review and evaluate individuals qualified to serve on the Board, consistent with the above criteria along with criteria approved by the Board, and to seek out nominees to enhance the relevant experience, expertise, diversity and needed qualifications of the Board. Stockholders desiring to recommend director nominees for consideration may send communications to the CG&N Committee to the care of our Corporate Secretary at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

The CG&N Committee is governed by a written charter. The CG&N Committee Charter can be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.monopartx.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The CG&N Committee Charter complies with the guidelines established by Nasdaq.

As required by its charter, the CG&N Committee conducts a self-evaluation at least annually. The CG&N Committee also annually reviews and assesses the adequacy of its charter, including the CG&N Committee’s role and responsibilities, and recommends and submits a reviewed charter, including any proposed changes to the Board for annual approval of a new charter.

Compensation Committee

Our Compensation Committee consists of Mr. Anderson, Mr. Klausner and Ms. Talukdar, who are independent members as defined by Nasdaq rules applicable to compensation committee members. Mr. Anderson serves as the Chair of the Compensation Committee.

During the year ended December 31, 2025, the Compensation Committee did not engage an independent third-party compensation expert. The Compensation Committee developed and maintained selection criteria and a selected group of approximately 20 peer companies that were deemed to represent valid compensation data gathered from proxy statements as to salary, equity, board and committee fees and other compensation information for use in determining recommendations for annual compensation actions.

The functions of our Compensation Committee include, among other duties and responsibilities:

●	to annually review and approve corporate goals and objectives of our non-equity incentive plan relevant to our CEO’s and executive officers’ annual compensation;

●	to recommend our CEO’s compensation, including annual salary, non-equity incentive plan bonuses, and long-term equity compensation for Board (excluding our CEO) review and approval;

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to review and approve, or make recommendations to our Board, with respect to the compensation of our other executive officers, including annual salary, non-equity incentive plan bonuses and long-term equity compensation;

●	to oversee an evaluation of our senior executive officers;

●	to review and make recommendations to our Board with respect to non-employee director compensation including Board and committee fees and equity compensation; and

●	to prepare the annual Compensation Committee report to the extent required by SEC rules, when such requirement becomes applicable to us.

The Compensation Committee is governed by a written charter. The Compensation Committee Charter can be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.monopartx.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The Compensation Committee Charter complies with the guidelines established by Nasdaq.

As required by its charter, the Compensation Committee conducts a self-evaluation of its methods and performance at least annually. The Compensation Committee also annually reviews and assesses the effectiveness of its charter, including the Compensation Committee’s role and responsibilities, and recommends and submits a reviewed charter, including any proposed changes to the Board for annual approval of a new charter.

Plan Administrator Committee

Our Plan Administrator Committee consists of Dr. Starr, Mr. Anderson and Ms. Talukdar, who are independent members. The Plan Administrator Committee does not have a charter.

The functions of our Plan Administrator Committee include, among other duties and responsibilities:

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to appoint individuals responsible for the day-to-day administration of the 2016 Stock Incentive Plan, as amended (the “Prior Plan”), and, subject to stockholder approval, the 2026 Stock Incentive Plan, including the issuance and routing of stock option grant and other stock-based award agreements based upon Plan Administrator Committee- or Board-approved grants and related recordkeeping and accounting functions;

●

pursuant to the Plan, to grant “performance based” and “time based” stock-based awards to our employees and consultants, with the exception of our officers, senior executives and non-employee directors (which are exclusively determined by the Compensation Committee of our Board and approved by the Board);

●	to determine the number of shares of common stock and the type of awards granted under the Plan to awardees other than our officers, senior executives and non-employee directors; and

●	to determine restrictions and terms of awards, including modifications or amendments to awards to awardees, other than our officers, senior executives and non-employee directors, under the Plan.

Board and Committee Meetings; Annual Meeting Attendance

In the year ended December 31, 2025, there were four (4) meetings of the Board of Directors and ten (10) unanimous written actions by Directors. There were four (4) Audit Committee meetings, one (1) Compensation Committee meeting and one (1) CG&N Committee meeting. In addition, the Compensation Committee took three (3) unanimous written actions, the CG&N Committee took one (1) unanimous written action, and the Plan Administrator Committee took fourteen (14) unanimous written actions in 2025. All Board Members attended at least 75% of the total meetings of the Board and of the committees on which they served in 2025. The Company does not currently have a policy with regard to Board Members’ attendance at annual meetings of stockholders. Five of our six Board Members at that time attended last year’s annual meeting of stockholders.

Independence of the Board of Directors

We believe it is important to have independent directors on our Board who can make decisions without being influenced by personal interests. Consistent with these considerations, after review of all relevant identified transactions or relationships between each Director, or any of their family members, and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that the following directors and/or nominees are independent Directors within the meaning of the applicable Nasdaq listing standards: Dr. Starr, Mr. Anderson, Ms. Talukdar, Mr. Arthur Klausner and Ms. Sweeny. In making this determination, our Board found that none of the Directors had a material or other disqualifying relationship with us. Dr. Robinson, our President and Chief Executive Officer, and Ms. Tsuchimoto, our former Chief Financial Officer, Secretary and Treasurer, are not independent Directors by virtue of their employment or former employment relationship with us.

There are no family relationships among any of our Directors or executive officers.

Vote Required

Directors are elected by a plurality of the votes cast, with the six nominees obtaining the greatest number of affirmative votes being elected as Directors, even if there is less than a majority. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2 – ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act and the related rules promulgated by the SEC, we are requesting your advisory, non-binding approval of the compensation of our NEOs as disclosed in the following compensation tables and the accompanying narrative as presented in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to provide their input on our executive pay program and policies.

As an advisory vote, this proposal is not binding on Monopar, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

Executive Compensation Vote

We believe that our executive compensation program effectively aligns the interests of stockholders and executives, incentivizes the accomplishment of company goals, and attracts and retains talented executives.

This vote is not intended to address any specific item of compensation; rather, the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Our Board urges you to approve the compensation of our NEOs by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our NEOs, as disclosed in the compensation tables and the accompanying narrative as presented in this Proxy Statement.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2 – THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 – APPROVAL OF THE 2026 STOCK INCENTIVE PLAN

On April 27, 2026, the Board adopted the Monopar Therapeutics Inc. 2026 Stock Incentive Plan (the “2026 Plan”), subject to approval by our stockholders. The 2026 Plan will only become effective if it is approved by the Company’s stockholders at the Annual Meeting (the date of such approval being the “New Plan Effective Date”).

The 2026 Plan will replace the Monopar Therapeutics Inc. 2016 Stock Incentive Plan, as amended (the “Prior Plan”), with respect to future awards, and no further awards will be granted under the Prior Plan following the New Plan Effective Date, although outstanding awards under the Prior Plan will remain in effect in accordance with their terms. The 2026 Plan provides for the issuance of shares of our common stock, including 600,000 new shares, as well as shares that remain available for issuance under the Prior Plan as of the New Plan Effective Date and, in certain cases, shares underlying awards under the Prior Plan that are forfeited, expire or are otherwise terminated without issuance. The primary purpose of the 2026 Plan is to ensure that a sufficient number of shares remain available for issuance to support our equity-based compensation program. The Board believes that equity-based compensation is an essential component of the Company’s overall compensation program and is critical to attracting, retaining and motivating employees, non-employee directors and consultants, as well as aligning their interests with those of our stockholders and encouraging a sense of proprietorship in the Company. In addition, as the Company continues to advance its lead product candidate, ALXN1840, and prepare for pre-commercialization and potential future commercialization activities, the Board believes it is important to maintain sufficient equity capacity to support the Company’s anticipated growth and operational needs. Equity incentives and awards under the 2026 Plan are integral to Monopar’s corporate strategy as the Company builds its infrastructure and engages new personnel to support the clinical, pre-commercial and commercial development of its drug product candidates.

In setting the number of shares authorized for issuance under the 2026 Plan, we considered the 264,843 shares available for grant under the Prior Plan as of March 31, 2026, and the effect of adding 600,000 new shares of Common Stock to the available reserve, which will result in the shares available for new awards under the 2026 Plan representing 9.2% of the fully-diluted Common Stock outstanding as of March 31, 2026 (which includes, among other things, 1,843,303 pre-funded warrants outstanding as of such date). Based on current assumptions and anticipated growth and operational needs, we estimate that the additional 600,000 new shares of Common Stock added under the 2026 Plan will allow the Company to make equity-based awards through the next approximately four to five years.

The 2026 Plan Conforms to Best Practices

The Company believes that the 2026 Plan contains many best practices for the issuance of incentive equity compensation, including:

●	It is administered by a committee of the Board comprised entirely of independent directors;

●	It sets a reasonable, fixed number of shares authorized for issuance with no evergreen feature, which will require us to receive shareholder approval for additional share authorization prior to depletion;

●	It requires stock options and SARs be granted with an exercise price or grant price of at least 100% of the fair market value of the option shares on the grant date;

●	It does not include “liberal” share recycling provisions, so that shares withheld to pay taxes or to exercise options and SARs are not returned to the plan for future awards;

●	It prohibits option and SAR repricing without shareholder approval;

●	It provides maximum limits on the number of awards that can be granted to any non-employee director in any year;

●	It subjects all awards granted under the plan to the Company’s clawback policy, as in effect from time to time;

●	It provides that no dividend equivalents may be paid on stock options or SARs, and with respect to other awards, unless otherwise provided in an award agreement, if dividends or dividend equivalents are to be paid, they will only be paid if and when the award vests.

Principal Features of the 2026 Plan

A copy of the 2026 Plan is included as Appendix A to this Proxy Statement. The following description of the principal features is not intended to be complete and is qualified in its entirety by the complete text of the 2026 Plan.

Administration

Except as otherwise provided with respect to actions or determinations by the Board, the 2026 Plan is administered by the Board, a Committee designated by the Board to administer the plan and/or their respective delegates (the “Administrator”). Awards made to Officers and Directors will be made by the entire Board or a Committee of two or more non-employee members of the Board as defined in SEC Rule 16b-3, and who also satisfy the independence requirements prescribed by Nasdaq, the exchange on which the Company lists its Common Stock.

Eligibility

Awards may be granted only to non-employee directors, employees and consultants of the Company or any of its affiliates; provided, however, that incentive stock options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code).

Types of Awards

Options to purchase shares of Common Stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other stock-based awards, or any other property (including cash) may be granted under the 2026 Plan. Options may be granted as incentive stock options under Section 422 of the Code or as non-qualified stock options.

Repricing and Exchanges

The exercise price of an option may not be reduced without shareholder approval, nor may outstanding options be cancelled in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original option without shareholder approval.

Dividend and Dividend Equivalents

The Administrator may include provisions in stock awards for the payment or crediting of dividends or dividend equivalents upon vesting of the award. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid with respect to stock awards or other stock-based awards that, in either case, vest based on the achievement of performance goals prior to the date the performance goals are satisfied and the award is earned, and then shall be payable only with respect to the number of shares of Common Stock or stock units actually earned under the award. Dividends and dividend equivalents shall be subject to the same vesting, restriction, forfeiture and payment conditions as the underlying awards.

Number of Shares Authorized

The maximum aggregate number of shares of Common Stock which may be subject to awards granted under the 2026 Plan may not exceed (i) 600,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that remain available for issuance under the Prior Plan as of the New Plan Effective Date, plus (iii) the number of shares of Common Stock underlying any equity awards previously granted under the Prior Plan as of the New Plan Effective Date that, after the New Plan Effective Date, are forfeited, terminated, expire or lapse without being exercised, or any such awards that are settled for cash.

Award Limits

For our non-employee directors, the sum of (i) the aggregate grant date fair value of all awards granted under the 2026 Plan during a calendar year plus (ii) the total amount payable in cash during such calendar year, may not exceed $1,000,000.

Description and Terms of Awards

Options

An option provides a participant with the right to purchase, within a specified period of time, a stated number of shares of the Company’s Common Stock at the exercise price specified in the award agreement. The exercise price per share paid by a participant will be determined by the Administrator at the time of grant but will not be less than the fair market value of one share of Monopar Common Stock on the date the option is granted, except with respect to conversion awards. Fair market value of a share will generally mean the closing sales price on Nasdaq (or other exchange on which the stock is traded). Payment in respect of the exercise of an option may include cash or other shares of Common Stock which were held for a period of more than six (6) months on the date of surrender and which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which said option is exercised. The Committee may also allow such payment to be made through a broker-assisted sale and remittance program.

SARs

An SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of Common Stock or a combination of the foregoing, the appreciation, if any, in the value of one share of Common Stock over a certain period of time. The exercise price per SAR paid by a participant will be determined by the Administrator at the time of grant but will not be less than the fair market value of one share of Common Stock on the date the SAR is granted.

Other Stock-Based Awards

The Administrator may grant any other type of equity-based or equity-related Award not otherwise described by the terms of the 2026 Plan, in such amount and subject to such terms and conditions as the Administrator shall determine. Such awards may involve the transfer of actual shares of Common Stock to participants, or payment in cash or otherwise of amounts based on the value of shares or pursuant to attainment of a performance goal. Such award will be evidenced by an award agreement containing such terms and conditions as may be determined by the Administrator.

Cash Awards

The Committee is authorized to grant cash awards under the 2026 Plan. Cash awards granted under such plan will be subject to the terms and conditions determined by the Administrator and specified in the applicable award agreement.

Adjustments

In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of Common Stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2026 Plan, will adjust the number and class of shares of Common Stock that may be delivered under the 2016 Plan and/or the number, class, and price of shares of Common Stock covered by each outstanding award.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

Merger or Change in Control

In the event of a merger or change in control, each outstanding award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that:  (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares of Common Stock and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control (subject to the foregoing dissolution or liquidation provisions); (iii) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or change in control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction, or (B) the replacement of such award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.  In taking any of the foregoing actions, the Administrator is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the award (or portion thereof), the vesting of any unvested awards held by a participant will be determined in accordance with the terms of the applicable award agreement. The Administrator may provide that, upon a change in control, the participant’s vested interest in an award will be fully or partially accelerated.

Assignability and Transfer

Generally, unless otherwise determined by the Administrator and expressly provided for in the applicable award agreement, no award may be assigned, alienated, pledged, sold or otherwise transferred other than by will or the laws of descent and distribution but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution.

Plan Benefits

Because awards under the 2026 Plan are determined by the Administrator in its discretion, it is not possible to predict the awards that will be made to particular employees or non-employee directors in the future.

Vote Required

A majority of the votes cast on the proposal (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” such proposal) is required to approve the 2026 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3 – APPROVAL OF THE 2026 STOCK INCENTIVE PLAN.

PROPOSAL NO. 4 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BPM LLP as our independent registered public accounting firm for the year ending December 31, 2026, and has further directed that we submit the selection of BPM LLP for ratification by our stockholders at the Annual Meeting.

We are not required to submit the selection of our independent registered public accounting firm for stockholder approval but are submitting our selection of BPM LLP for stockholder ratification as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of BPM LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in our best interests.

Representatives of BPM LLP are expected to be present by video at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

All audit, audit-related, tax and other services rendered by BPM LLP have been and will be reviewed, pre-approved and performance monitored by the Audit Committee. Audit and permissible non-audit services may be pre-approved by the Audit Committee delegate represented by its Chair, or if the Chair is not available, another delegated Audit Committee member. Pre-approval decisions are reported by the Chair/delegate to the Audit Committee promptly but not later than the next scheduled Audit Committee meeting.

In its review of BPM LLP’s services, the Audit Committee considers, among other factors, the possible impact of the performance of such services on the independence of BPM LLP. The Audit Committee has determined that the services performed by BPM LLP for the year ended December 31, 2025, were compatible with maintaining the independence of BPM LLP. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: “Board Committees” and “Report of the Audit Committee.”

BPM LLP has audited our financial statements since 2015.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the aggregate fees recorded by us on a generally accepted accounting principles (“GAAP”) basis for the audit and other services rendered by BPM LLP, our independent registered public accounting firm, for the years ended December 31, 2025 and 2024.

	For the Year Ended December 31,
Description of Services Provided by BPM LLP	2025	2024
Audit Fees: These services relate to review or audit of our financial statements.*	$291,800	$308,000
Audit-Related Fees: These services relate to assurance and services reasonably related to or derived from the performance of the audit or review of our financial statements.	46,000	55,000
Tax Compliance Fees: These services relate to the preparation of our federal, state and foreign tax returns and other filings.	-	-
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing our federal, state, local and foreign taxes.	-	-
All Other Fees	-	-

*Includes audit fees related to the audit of the prior year-end financial statements and the current year’s quarterly reviews.

Vote Required

Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. Because abstentions are not counted as votes cast for or against this proposal, they will have no effect on the outcome of the vote. Any broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board in its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: (1) the integrity of the Company’s financial statements; (2) the quality of the accounting and financial reporting processes of the Company; (3) the effectiveness of the Company’s internal control over financial reporting; (4) the Company’s compliance with legal and regulatory requirements; and (5) the qualifications, independence, compensation and performance of the Company’s independent registered public accounting firm BPM LLP.

In fulfilling its responsibilities for the 2025 financial statements, the Audit Committee took the following actions:

•	analyzed, reviewed and discussed the audited and the reviewed financial statements with our management and BPM LLP;

•

reviewed and discussed with BPM LLP various communications that they provided to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•

received from and discussed with BPM LLP their written disclosures and letter required by PCAOB standards regarding their independence, and further discussed directly with BPM LLP their independence from the Company.

Based on the review and discussions referred to in the foregoing paragraphs and other additional procedures, the Audit Committee recommended to the Board that the 2025 audited financial statements, including the footnotes thereto, and Management’s Discussion and Analysis and other sections which have financial content, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Audit Committee

/s/ Raymond W. Anderson, Chair

/s/ Arthur J. Klausner

/s/ Lavina Talukdar

BOARD OF DIRECTORS

Board Leadership Structure and Oversight

We have structured our Board in a way that we believe effectively serves our objectives of corporate governance and management oversight. We separate the roles of Chief Executive Officer and Executive Chairman of the Board in recognition of the differences between the two roles. We believe that the Chief Executive Officer should be responsible for Monopar’s day-to-day leadership and performance, while our Executive Chairman of the Board should work with our Chief Executive Officer and the rest of our Board to help set our strategic direction and provide guidance to, and oversight of our Chief Executive Officer. Our Executive Chairman sets the agenda for Board meetings and presides over them.

Pursuant to our Audit Committee Charter, our Audit Committee is responsible for the oversight of our risk management programs, and specifically:

●

Risk assessment and risk management. The Audit Committee shall review (at least annually or as needed due to specific circumstances) with the Company’s management and the independent registered public accounting firm the Company’s policies, procedures and current status with respect to risk assessment and risk management including steps taken by management to monitor, mitigate and manage risk exposures; and

●

The Audit Committee review shall also include the Company’s major financial risk exposures and other major risk exposures as assigned by the Board to the Audit Committee for oversight. The Audit Committee shall review with the Company’s senior management our overall anti-fraud programs and controls. The Audit Committee shall consider the risk of Company management’s ability to override the Company’s internal controls.

Director Compensation for the Year Ended December 31, 2025

The following table sets forth the compensation of our non-employee directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Christopher M. Starr, Ph.D.	80,000	-	336,724	120,000	536,724
Michael J. Brown (3)	31,000	-	46,457	-	77,457
Raymond W. Anderson	72,500	-	336,724	-	409,224
Arthur J. Klausner	64,500	-	336,724	-	401,224
Kim R. Tsuchimoto	40,000	-	336,724	13,213	389,937
Lavina Talukdar (4)	53,039	-	172,292	-	225,331

(1)	Beginning in 2025, the Company shifted its practice with respect to option awards granted to non-employee directors to grant such option awards in December of the same fiscal year to better align the timing of such awards with director service. Prior to this change, option awards were granted periodically following the completion of the applicable service period. As a result of this transition, option awards granted in February or March 2025 (in respect of fiscal year 2024 service) and December 2025 (in respect of fiscal year 2025 service) are both reflected in 2025 director compensation, which may result in higher reported compensation for that year. In connection with this change, each director, other than Mr. Brown, received option awards in December 2025 with an aggregate grant date fair value of $7,830, with vesting commencing on January 1, 2026. Mr. Brown was not a member of the Board at the time of grant.

(2)

Commencing January 1, 2022, Dr. Starr executed a consulting agreement to provide us with advisory services in the areas of clinical development, regulatory strategy and manufacturing based upon his expertise in those areas at $10,000 per month. The agreement renews annually unless terminated by either party.

In March 2025, Ms. Tsuchimoto provided five weeks of training to the incoming CFO as part of a limited consulting agreement.

(3)	Mr. Brown resigned from his position as a member of the Company’s Board of Directors effective February 19, 2025.

(4)	Ms. Talukdar commenced earning non-employee director fees on February 21, 2025.

As of December 31, 2025, our non-employee directors held the following number of stock options:

Name	Aggregate Number of Shares Subject to Stock Awards	Aggregate Number of Shares Subject to Stock Options (1)
Christopher M. Starr, Ph.D.	-	44,140
Raymond W. Anderson	-	31,545
Arthur J. Klausner	-	31,545
Kim R. Tsuchimoto	-	49,278
Lavina Talukdar	-	8,607

(1)

Beginning in 2025, the Company shifted its practice with respect to option awards granted to non-employee directors to grant such option awards in December of the same fiscal year to better align the timing of such awards with director service. Prior to this change, option awards were granted periodically following the completion of the applicable service period. As a result of this transition, option awards granted in February or March 2025 (in respect of fiscal year 2024 service) and December 2025 (in respect of fiscal year 2025 service) are both reflected in 2025 director compensation, which may result in higher reported compensation for that year. In connection with this change, each director, other than Mr. Brown, received option awards to purchase 2,924 shares of the Company’s common stock in December 2025, with vesting commencing on January 1, 2026. Mr. Brown was not a member of the Board at the time of grant.

The table below reflects the non-equity fee schedule for non-employee directors for 2025. Long-term equity compensation is determined annually utilizing the Black-Scholes valuation model along with review of peer group companies.

Position	2025 Annual Fees ($)*
Board Member
Non-Employee Board Member Base Fee	40,000
Additional Fee for Executive Chairman of the Board	40,000
Committees (fees are in addition to the Non-Employee Board Member Base Fee)
Audit Committee
Audit Committee Chair	15,000
Audit Committee Member	10,000
Compensation Committee
Compensation Committee Chair	12,500
Compensation Committee Member	7,000
Corporate Governance and Nominating (CG&N) Committee
CG&N Committee Chair	7,500
CG&N Committee Member	5,000

*Paid quarterly in arrears.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It also applies to all of our employees and our non-employee directors. Our Code of Business Conduct and Ethics is available on our website at www.monopartx.com and will be provided to any person without charge upon request. Information on our website is NOT incorporated by reference in this Proxy Statement.

EXECUTIVE OFFICERS

Our current executive officers, their respective ages as of the date of this Proxy Statement and positions are set forth in the following table. Biographical information regarding each executive officer (other than Dr. Robinson) is set forth following the table. Biographical information for Dr. Robinson is set forth above under Proposal No. 1 (Election of Directors).

Name	Age	Position
Chandler D. Robinson, MD MBA Msc	42	Chief Executive Officer, Director
Quan A. Vu	54	Chief Financial Officer, Secretary and Treasurer
Andrew J. Cittadine	54	Chief Operating Officer
Susan Rodriqguez	64	Chief Commercial and Strategy Officer
Patrice Rioux, MD PhD	75	Acting Chief Medical Officer

Quan A. Vu – Chief Financial Officer

Mr. Vu has been our Chief Financial Officer, Principal Accounting Officer, and Principal Financial Officer since March 2025. He brings over 20 years of corporate and financial strategy, investment banking and public company experience. Prior to joining Monopar, and since 2019, Mr. Vu provided strategic and financial advisory services through his own consulting firm, Melius BioPharma Consulting LLC. He also served as Chief Financial Officer and Chief Business Officer of Ocugen, Inc. (Nasdaq: OCGN) in 2023. Prior to that, he served as Chief Operating Officer and Chief Business Officer of 180 Life Sciences Corp. (Nasdaq: ATNF) from 2021 to 2023. From 2016 to 2019, Mr. Vu served as Vice President and Head of Strategy and Corporate & Business Development at Opiant Pharmaceuticals, Inc., a publicly-traded specialty pharmaceutical company acquired by Indivior PLC (LSE: INDV.L). Prior to Opiant, he held leadership roles of increasing responsibility at Impax Laboratories, Inc., Elevance Health, Inc. (formerly Anthem, Inc.) and Amgen, Inc. Earlier in his career, he worked in the healthcare corporate finance and M&A departments at bulge-bracket investment banks, including Morgan Stanley and Goldman Sachs. Mr. Vu received an MS in Legal Studies from Cornell University Law School and a BA in Economics from UCLA, graduating summa cum laude with College Honors and Economics Departmental Honors. He is also a Certified Treasury Professional (inactive).

Andrew J. Cittadine – Chief Operating Officer

Mr. Cittadine has been our Chief Operating Officer since June 2021. Mr. Cittadine is an experienced healthcare executive and serial entrepreneur with a successful track record of identifying, founding, and building healthcare businesses from concept to commercialization to acquisition by Fortune Global 1000 firms. From 2020 to 2021, Mr. Cittadine was the principal of Alatri Group, a consulting company, advising Monopar along with other life sciences companies. From 2011 to 2020, Mr. Cittadine was the Chief Executive Officer of Diagnostic Photonics, Inc., a VC-backed developer and manufacturer of advanced imaging systems for oncology surgery and diagnostics. Prior to that he was the co-founder and Chief Executive Officer of American BioOptics, a developer of advanced oncology diagnostic test and screening systems for GI cancers, which was acquired by Olympus Medical. Prior to that, Mr. Cittadine was interim Chief Executive Officer of Sonarmed Inc., an angel and venture-backed critical care company developing neonatal respiratory monitoring systems which was acquired by Medtronic and was a co-founder and Vice President of Marketing at Sensant Corp., a Silicon Valley, angel-backed oncology imaging startup developing 3D ultrasound imaging systems, which was acquired by Siemens Medical. Mr. Cittadine received his BA, BS, and MS from Stanford and an MBA from Northwestern’s Kellogg School of Management.

Susan Rodriguez – Chief Commercial and Strategy Officer

Ms. Rodriguez has been our Chief Commercial and Strategy Officer since March 2026. Ms. Rodriguez brings more than 30 years of biopharmaceutical leadership experience. She most recently served as Chief Operating Officer of Avadel Pharmaceuticals, where she led the company’s commercial strategy and execution, contributing to the recently completed acquisition of Avadel by Alkermes for over $2 billion. Prior to Avadel, Ms. Rodriguez was Chief Commercial Officer of Ardelyx, where she established the company’s first commercial organization and successfully transitioned Ardelyx from a development-stage company to a commercial biopharmaceutical enterprise. She led the launches of two key therapeutics, building market access, sales, marketing, and patient services capabilities and delivering strong early adoption in highly competitive areas. Before that, she served as Chief Executive Officer of Tolmar Pharmaceuticals, a specialty oncology company, where she established a new U.S. commercial entity, secured a market-leading position for its primary oncology therapy, advanced its pipeline, and successfully launched a new rare disease therapy. Earlier, she held various commercial leadership positions across multiple divisions at Abbott as well as the Abbott–Takeda joint venture, TAP Pharmaceuticals. She holds an MS and a BS in psychology, with a minor in chemistry, from the University of Pennsylvania.

Patrice Rioux, MD PhD – Acting Chief Medical Officer

Dr. Rioux has been our Acting Chief Medical Officer since December 2016. He is the co-founder, Director and Chief Executive Officer of Thiogenesis Therapeutics Corp. Dr. Rioux has been performing development, medical/regulatory, and clinical consulting services through his consulting company, pRx Consulting, LLC from June 2004 to the present. Dr. Rioux received his medical education at Faculté de Médecine Pitié-Salpetriere, Université Paris VI, Paris, France, his PhD in Mathematical Statistics at Faculté des Sciences, Université Paris VII, France and his Degree of Pharmacology (pharmacokinetics and clinical pharmacology) at Faculté de Médecine Pitié-Salpetriere.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2025 and 2024, for our named executive officers, which include our Chief Executive Officer and the two highest compensated executive officers whose compensation exceeded $100,000 during our last fiscal year. The Company historically determined and awarded its annual incentive compensation, including equity-based compensation, in the first quarter of the following fiscal year. Beginning in 2025, the Company shifted its practice to determine and award such compensation in December of the same fiscal year to better align performance and compensation. As a result of this transition, compensation awarded in March 2025 (in respect of fiscal year 2024 performance) and December 2025 (in respect of fiscal year 2025 performance) is both reflected in 2025 compensation, which may result in higher reported compensation for that year.

Name and Positions	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan ($) (4)	All Other Compensation ($) (5)	Total ($)
Chandler D. Robinson, MD	2025	700,000	550,000	6,263,958	2,703,862	420,000	-	10,637,821
Chief Executive Officer and Director	2024	603,200	300,000	-	-	241,280	-	1,144,480

Quan Vu (6)	2025	305,000	100,000	746,186	795,061	137,250	17,816	2,101,314
Chief Financial Officer, Secretary, and Treasurer	2024	-	-	-	-	-	-	-

Andrew Cittadine	2025	440,000	325,000	2,343,427	1,378,004	220,000	-	4,706,431
Chief Operating Officer	2024	384,800	50,000	-	12,252	107,744	-	554,796

(1)	The amounts reported for 2025 represent discretionary cash bonuses paid by the Company based on our named executive officers’ performance during such fiscal year.

(2)

The amounts in these columns represent the aggregate grant date fair value of restricted stock units (“RSUs”) and stock options awarded, respectively, during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of restricted stock units reflected in the Stock Awards column is based upon the closing price on the date of grant. The fair value of stock options in the Option Awards column is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 2 to our consolidated financial statements in our Annual Report on Form 10-K.

(3)

In December 2025, Dr. Robinson, Mr. Vu. and Mr. Cittadine were granted stock options to purchase up to 16,753, 7,135 and 8,969 shares of our common stock, respectively, at an exercise price of $75.94 per share, as discussed below in the section “Outstanding Equity Awards at December 31, 2025.” Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Dr. Robinson’s, Mr. Vu’s and Mr. Cittadine’s stock options was $171,061, $72,854 and $91,581, respectively. The stock options vest 6/48ths on June 30, 2026, and 1/48th per month thereafter.

In December 2025, Dr. Robinson, Mr. Vu and Mr. Cittadine were granted 49,133, 9,826 and 13,919 RSUs, respectively, which vest 6/48ths on June 30, 2026, and 3/48ths per quarter thereafter. Based upon the closing price on the date of grant, the value of Dr. Robinson’s, Mr. Vu’s and Mr. Cittadine’s RSUs was $3,731,160, $746,186 and $1,057,009, respectively.

In March 2025, Dr. Robinson, Mr. Vu and Mr. Cittadine were granted stock options to purchase up to 85,759, 25,000 and 43,445 shares of our common stock, respectively, at an exercise price of $31.70, $30.93 and $31.70, respectively, as discussed below in the section “Outstanding Equity Awards at December 31, 2025.” Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Dr. Robinson’s, Mr. Vu’s and Mr. Cittadine’s stock options was $2,532,801, $722,208 and $1,286,424, respectively. For Dr. Robinson, 6,647 options vested on the grant date and the remainder of the options vest 6/48ths on June 30, 2025, and 1/48th per month thereafter. For Mr. Vu, the stock options vest 6/48ths on September 2, 2025, and 1/48th per month thereafter. For Mr. Cittadine, the stock options vest 6/48ths on June 30, 2025, and 1/48th per month thereafter.

In March 2025, Dr. Robinson and Mr. Cittadine were granted 79,899 and 40,581 RSUs, respectively. For Dr. Robinson, 6,002 RSUs vested on the grant date and the remainder of the RSUs vest 6/48ths on June 30, 2025, and 3/48ths per quarter thereafter. For Mr. Cittadine, RSUs vest 6/48ths on June 30, 2025, and 3/48ths per quarter thereafter. Based upon the closing price on the date of grant, the value of Dr. Robinson’s and Mr. Cittadine’s RSUs was $2,532,798 and $1,286,418, respectively.

In 2024,  Mr. Cittadine was granted stock options to purchase up to 5,001 shares of our common stock at an exercise price of  $3.07 per share as discussed below in the section “Outstanding Equity Awards at December 31, 2025.” Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Mr. Cittadine’s stock options was  $12,252. For Mr. Cittadine, the stock options vested 6/48ths on November 21, 2024, and 1/48th per month thereafter.

(4)	In 2025 and 2024, Non-equity Incentive Plan represents payments based on partial fulfillment of pre-set 2025 and 2024 corporate goals, respectively.

(5)	Mr. Vu’s payment of $17,816 pertains to reimbursements in connection with his relocation expense and medical benefits.

(6)	Mr. Vu commenced employment on March 3, 2025.

Employment Agreements

Chief Executive Officer

In December 2016, we entered into an employment agreement with Dr. Robinson for his role as our Chief Executive Officer. Although we have been paying Dr. Robinson as our employee since January 1, 2016, we did not enter into a formal employment agreement until December 2016. Dr. Robinson’s employment agreement is for an indefinite term (for at-will employment). The agreement was amended and restated on November 1, 2017.

Under his 2017 employment agreement, Dr. Robinson received a specified base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Dr. Robinson is eligible for an annual non-equity incentive plan performance bonus, of up to 50% of his base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board. In December 2025, the target annual non-equity incentive plan performance bonus opportunity for Dr. Robinson was increased from 50% to 60% of his base salary, based on a review of peer companies with similar market capitalizations in the orphan drug industry, beginning with fiscal year 2025. In February 2025, the Board awarded Dr. Robinson a bonus of $241,280 related to the partial achievement of pre-set 2024 non-equity incentive plan goals and approved a new base salary for Dr. Robinson of $700,000. In addition, the Board awarded Dr. Robinson a discretionary cash bonus for $300,000 based on his performance during fiscal year 2024. In December 2025, the Board awarded Dr. Robinson a bonus of $420,000 related to the achievement of pre-set 2025 non-equity incentive plan goals. In addition, the Board awarded Dr. Robinson a discretionary cash bonus for $550,000 based on his performance during fiscal year 2025. The bonuses awarded to Dr. Robinson were primarily driven by the Company’s generation and presentation of clinical data and analyses, related publications and presentations at scientific and medical conferences, and capital-raising activities, which collectively positioned ALXN1840 for a potential New Drug Application (“NDA”) submission with the U.S. Food and Drug Administration (“FDA”).

Chief Financial Officer

On February 27, 2025, we entered into an employment agreement with Mr. Vu for his role as our Chief Financial Officer, which was effective March 3, 2025. Mr. Vu’s employment agreement is for an indefinite term (for at-will employment). Under his employment agreement, Mr. Vu received a specified base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Mr. Vu is eligible for an annual non-equity incentive plan performance bonus, of up to 35% of his base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board. In December 2025, the target annual non-equity incentive plan performance bonus opportunity for Mr. Vu was increased from 35% to 45% of his base salary, based on a review of peer companies with similar market capitalizations in the orphan drug industry, beginning with fiscal year 2025. In December 2025, the Board awarded Mr. Vu a bonus of $137,250 related to the achievement of pre-set 2025 non-equity incentive plan goals. In addition, the Board awarded Mr. Vu a discretionary cash bonus for $100,000 based on his performance during fiscal year 2025. The bonuses awarded to Mr. Vu were primarily driven by the Company’s generation and presentation of clinical data and analyses, related publications and presentations at scientific and medical conferences, and capital-raising activities, which collectively positioned ALXN1840 for a potential NDA submission with the FDA.

Chief Operating Officer

On June 1, 2021, we entered into an employment agreement with Mr. Cittadine for his role as our Chief Operating Officer. Mr. Cittadine’s employment agreement is for an indefinite term (for at-will employment). Under his employment agreement, Mr. Cittadine received a specified base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Mr. Cittadine is eligible for an annual non-equity incentive plan performance bonus, of up to 35% of his base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board. In December 2025, the target annual non-equity incentive plan performance bonus opportunity for Mr. Cittadine was increased from 35% to 50% of his base salary, based on a review of peer companies with similar market capitalizations in the orphan drug industry, beginning with fiscal year 2025. In February 2025, the Board awarded Mr. Cittadine a bonus of $107,744 related to the partial achievement of pre-set 2024 non-equity incentive plan goals and approved a new base salary for Mr. Cittadine of $440,000. In addition, the Board awarded Mr. Cittadine a discretionary cash bonus of $50,000 based on his performance during fiscal year 2024. In December 2025, the Board awarded Mr. Cittadine a bonus of $220,000 related to the achievement of pre-set 2025 non-equity incentive plan goals. In addition, the Board awarded Mr. Cittadine a discretionary cash bonus of $325,000 based on his performance during fiscal year 2025. The bonuses awarded to Mr. Cittadine were primarily driven by the Company’s generation and presentation of clinical data and analyses, related publications and presentations at scientific and medical conferences, and capital-raising activities, which collectively positioned ALXN1840 for a potential NDA submission with the FDA.

Chief Commercial and Strategy Officer

On February 2, 2026, we entered into an employment agreement with Ms. Rodriguez for her role as our Chief Commercial and Strategy Officer, which was effective March 2, 2026. Ms. Rodriguez’s employment agreement is for an indefinite term (for at-will employment). Under her employment agreement, Ms. Rodriguez received a specified base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Ms. Rodriguez is eligible for an annual non-equity incentive plan performance bonus, of up to 45% of her base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board.

Outstanding Equity Awards at December 31, 2025

The following table sets forth outstanding stock option awards held by named executive officers as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (10)
Chandler D. Robinson, M.D.,	-	(1)	16,735	(1)	$75.94	December 2, 2035
Chief Executive Officer and Director	26,425	(2)	59,334	(2)	$31.70	March 4, 2035
	33,276	(5)	11,092	(5)	$15.80	February 1, 2033
	42,204	(6)	-	(6)	$14.00	February 2, 2032
	14,001	(7)	-	(7)	$34.05	January 26, 2031
	14,001	(8)	-	(8)	$71.75	January 31, 2030
	29,100	(9)	-	(9)	$30.00	August 9, 2028
							113,007	7,379,357

Quan A. Vu,	-		7,135	(1)	$75.94	December 2, 2035
Chief Financial Officer, Secretary, and Treasurer	4,688	(3)	20,312	(3)	$30.93	March 3, 2035
							9,826	641,638

Andrew J. Cittadine	-	(1)	8,969	(1)	$75.94	December 2, 2035
Chief Operating Officer	10,861	(2)	32,584	(2)	$31.70	March 4, 2035
	1,980	(4)	3,021	(4)	$3.07	May 22, 2034
	15,404	(5)	5,135	(5)	$15.80	February 1, 2033
	17,001	(6)	-	(6)	$14.00	February 2, 2032
	6,000	(11)	-	(11)	$29.45	June 30, 2031
	14,001	(12)	-	(12)	$28.80	June 1, 2031
							48,266	3,151,770

(1)

Dr. Robinson, Mr. Vu and Mr. Cittadine were granted stock option awards on December 2, 2025, which commenced vesting on January 1, 2026, and vest 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2026), and 1/48th per month thereafter.

(2)	Dr. Robinson and Mr. Cittadine were granted stock option awards on March 4, 2025, which commenced vesting on January 1, 2025, and vest 6/48th on the six-month anniversary of vesting commencement date (June 30, 2025), and 1/48th per month thereafter.

(3)	Mr. Vu was granted stock option awards on March 3, 2025, which commenced vesting on March 3, 2025, and vest 6/48ths on the six-month anniversary of vesting commencement date (September 2, 2025), and 1/48th per month thereafter.

(4)

Mr. Cittadine was granted stock option awards on May 22, 2024, which commenced vesting on May 22, 2024, and vest 6/48ths on the six-month anniversary of vesting commencement date (November 21, 2024), and 1/48th per month thereafter.

(5)

Dr. Robinson and Mr. Cittadine were granted stock option awards on February 1, 2023, which commenced vesting on January 1, 2023, and vest 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2023), and 1/48th per month thereafter.

(6)

Dr. Robinson and Mr. Cittadine were granted stock option awards on February 2, 2022, which commenced vesting on January 1, 2022, and vested 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2022), and 1/48th per month thereafter.

(7)

Dr. Robinson was granted stock option awards on January 26, 2021, which commenced vesting on January 1, 2021, and vested 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2021), and 1/48th per month thereafter.

(8)

Dr. Robinson was granted stock option awards on January 31, 2020, which commenced vesting on January 1, 2020, and vested 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2020), and 1/48th per month thereafter.

(9)

Dr. Robinson was granted stock option awards on August 9, 2018, which commenced vesting on October 1, 2018, and vested 6/51 on the six-month anniversary of vesting commencement date (March 31, 2019) and 1/51 per month thereafter.

(10)	The value of RSUs shown in the table that have not yet vested was calculated using $65.30, the closing price of our common stock on December 31, 2025.

In December 2025, Dr. Robinson, Mr. Vu and Mr. Cittadine were granted 49,133, 9,826 and 13,919 RSUs, respectively, which vest 6/48ths on June 30, 2026, and 3/48ths per quarter thereafter.

In March 2025, Dr. Robinson and Mr. Cittadine were granted 79,899 and 40,581 RSUs, respectively. For Dr. Robinson, 6,002 RSUs vested on the grant date and the remainder of the RSUs vest 6/48ths on June 30, 2025, and 3/48ths per quarter thereafter. For Mr. Cittadine, RSUs vest 6/48ths on June 30, 2025, and 3/48ths per quarter thereafter.

In 2023, Dr. Robinson and Mr. Cittadine were granted 33,803 and 15,647 RSUs which vest 6/48ths on June 30, 2023, and 3/48ths per quarter thereafter.

(11)	Mr. Cittadine was granted stock option awards on June 30, 2021, which vested 6/48ths on the six-month anniversary of employment commencement (November 30, 2021), and 1/48th per month thereafter.

(12)	Mr. Cittadine was granted stock option awards on June 1, 2021, which vested 6/48ths on the six-month anniversary of grant date (November 30, 2021), and 1/48th per month thereafter.

Potential Payments upon Termination or Change in Control

Each of Dr. Robinson’s, Mr. Vu’s and Mr. Cittadine’s employment agreements provides that upon execution and effectiveness of a release of claims, Dr. Robinson, Mr. Vu and Mr. Cittadine will be entitled to severance payments if their employment with us terminates under certain circumstances. If we terminate their employment without “cause,” or if Dr. Robinson resigns for “good reason,” in each case absent a “change in control,” Dr. Robinson would receive (1) base salary continuation for 12 months, (2) any vested equity awards will continue to be exercisable for 12 months, and (3) payment of or reimbursement for healthcare continuation coverage until the earlier of 12 months following termination or the date the executive becomes eligible for coverage under an employer’s plan. Mr. Vu and Mr. Cittadine would receive (1) base salary continuation for 3 months, (2) any vested equity awards will continue to be exercisable for 6 months, and (3) payment of or reimbursement for healthcare continuation coverage until the earlier of 6 months following termination or the date the executive become eligible for coverage under an employer’s plan.

If Dr. Robinson’s employment is terminated without cause or for good reason within 12 months following a change in control, he would be entitled to (1) a lump sum payment in an amount equal to 1.5 times his respective base salary plus target annual bonus for the year in which the termination occurs, (2) payment of or reimbursement for healthcare continuation coverage until the earlier of 18 months following termination or the date the executive becomes eligible for coverage under an employer’s plan, and (3) full vesting acceleration of all outstanding equity awards. If Dr. Robinson’s employment is terminated because of death or permanent disability, we will be obligated to provide base salary continuation and healthcare payment or reimbursement for a period of three months.

If Mr. Cittadine’s employment is terminated without cause or for good reason within 12 months following a change in control, he would be entitled to (1) a lump sum payment in an amount equal to 0.75 times his base salary for the year in which the termination occurs, (2) payment of or reimbursement for healthcare continuation coverage until the earlier of six months following termination or the date the executive becomes eligible for coverage under an employer’s plan, and (3) full vesting acceleration of all outstanding equity awards. If Mr. Cittadine’s employment is terminated because of death or permanent disability, we will be obligated to provide base salary continuation and healthcare payment or reimbursement for a period of three months.

If Mr. Vu’s employment is terminated without cause or for good reason within 12 months following a change of control, he would be entitled to (1) a lump sum payment in an amount equal to 0.25 times his base salary plus target annual bonus for the year in which the termination occurs, (2) payment of or reimbursement for healthcare continuation coverage until the earlier of three months following termination or the date the executive becomes eligible for coverage under an employer’s plan, and (3) full vesting acceleration of all outstanding equity awards. If Mr. Vu’s employment is terminated because of death or permanent disability, we will be obligated to provide base salary continuation and healthcare payment or reimbursement for a period of three months.

Upon any termination of employment, Dr. Robinson, Mr. Vu and Mr. Cittadine are entitled to receive any accrued but unpaid base salary and any earned but unpaid annual bonus.

The employment agreements with Dr. Robinson, Mr. Vu and Mr. Cittadine provide that, in the event that any payments the executives received in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in no such tax owed, but only if it is determined that such reduction would cause the executive to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Pension Benefits

We do not have a defined benefit pension plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during the year ended December 31, 2025.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. The plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan.

The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which is $23,500 for 2025. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2025 may be up to an additional $7,500 above the statutory limit. Employees become eligible to participate in the 401(k) plan after four months of active employment with the Company.

Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The 401(k) plan also permits us to make discretionary profit-sharing contributions and discretionary matching contributions, subject to established limits and a vesting schedule.

Nonqualified Deferred Compensation

During the year ended December 31, 2025, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Hedging Policy

Our Insider Trading Policy prohibits short sales of our stock and short-swing transactions by our officers and non-employee directors. We have not adopted any other practices or policies regarding the ability of our employees (including officers) or non-employee directors to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities that are held by them.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2025, with respect to shares of our common stock that may be issued under existing equity compensation plans.

All of our equity compensation plans have been approved by our security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	792,189	$30.77	326,203

(1) The Monopar Therapeutics Inc. 2016 Stock Incentive Plan, as amended.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The Compensation Committee does not take material, non-public information into account when determining the timing of option awards, and we do not time the release of material, non-public information based on option grant dates. We have not granted equity awards to our NEOs in a manner intended to take advantage of the disclosure of material non-public information.

During fiscal year 2025, there were no stock option awards to any NEOs within four business days preceding or one business day after the filing of any report on Forms 10-K, 10-Q, or 8-K that discloses material non-public information.

INSIDER TRADING POLICY

The Company has adopted insider trading policies and procedures that govern the purchase, sale, and other dispositions of its securities by directors, officers, and employees, as well as by the Company itself. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of our Insider Trading Policy is filed with our Annual Report on Form 10-K as Exhibit 19.1.

PAY VERSUS PERFORMANCE

	Summary Compensation Table (“SCT”) Total for Principal Executive Officer (“PEO”) (1)	Compensation Actually Paid (“CAP”) to PEO (2)	Average SCT Total for Non-PEO NEOs (3)	CAP for Non-PEO NEOs (4)	Value of Fixed $100 Investment Based on Total Shareholder Return (“TSR”)	Net Income (Loss) (in thousands)
2025	$10,637,821	$17,379,663	$2,323,094	$4,870,270	$3,838.92	$(13,717)
2024	$1,144,480	$2,356,913	$437,478	$1,440,152	$185.65	$(15,586)
2023	$1,778,667	$(166,177)	$879,812	$13,507	$14.35	$(8,402)

(1)	The dollar amounts reported represent the amount of total compensation reported for our Chief Executive Officer Chandler D. Robinson for each corresponding covered fiscal year in the “Total” column of the Summary Compensation Table.

(2)	The CAP to our PEO in the table below reflects the adjustments required by applicable SEC rules from total compensation reported in the SCT.

(3)	The dollar amounts reported represent the average of the amounts of total compensation reported for our NEOs as a group (excluding our PEO) for each covered fiscal year in the “Total” column of the SCT. The NEOs (excluding our PEO) for fiscal year 2025 is Quan Vu from March 3, 2025, through December 31, 2025. The NEOs (excluding our PEO) for fiscal year 2024 are Karthik Radhakrishnan from July 1, 2024, through December 31, 2024, and Andrew Cittadine. The NEOs (excluding our PEO) for fiscal year 2023 are Kim R. Tsuchimoto and Andrew Cittadine.

(4)	The CAP to our NEOs on average in the table below reflects the adjustments required by applicable SEC rules from total compensation reported in the SCT.

	2025		2024		2023
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total compensation in SCT	10,637,821	2,323,094	1,144,480	437,478	1,778,667	879,812
Subtract grant date fair value of awards granted during covered year and shown in SCT	(8,967,821)	(1,754,226)	-	(43,070)	(1,068,167)	(494,461)
Add the fair value as of the end of the covered year of all awards granted during the covered fiscal year that were outstanding and unvested as of the end of the covered fiscal year	11,409,695	2,350,590	-	229,272	86,418	40,003
Add the amount equal to the change as of the end of the covered year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that were outstanding and unvested as of the end of the covered year	798,444	168,908	1,036,489	248,198	(400,876)	(191,639)
Add, for awards that are granted and vest in the same covered year, the fair value as of the vesting date	2,326,874	429,511	-	33,486	57,268	26,510
Add the amount equal to the change as of the vesting date (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the covered year	1,174,649	200,595	260,850	53,751	(151,818)	(48,989)
Subtract, for any awards granted in any prior year that fail to meet the applicable vesting conditions during the covered year, the amount equal to the fair value at the end of the prior fiscal year	-	(121,789)	(84,907)	(20,300)	(467,669)	(197,729)
Total Adjustment	$6,741,843	$1,273,588	$1,212,433	$501,337	$(1,944,844)	$(866,305)

CAP versus Company Total Shareholder Return

As shown in the chart above, the Company’s TSR in 2025 was $3,838.92 based on a $100 initial fixed investment and the PEO CAP was $17.4 million. The 2025 non-PEO CAP was $4.9 million. The Company’s TSR in 2024 was $185.65 based on a $100 initial fixed investment and the PEO CAP was $2.4 million. The 2024 non-PEO CAP was $1.4 million. The Company’s TSR in 2023 was $14.35 based on a $100 initial fixed investment and the PEO CAP was $(0.2) million. The 2023 non-PEO CAP was $0.01 million. The Company does not use TSR as a primary metric to determine compensation levels or incentive plan payout.

Compensation Actually Paid versus Company Net Income

As shown in the chart above, the Company’s net loss in 2025 was $13.7 million and the PEO CAP was $17.4 million. The 2025 non-PEO CAP was $4.9 million. The Company’s net loss in 2024 was $15.6 million and the PEO CAP was $2.4 million. The 2024 non-PEO CAP was $1.4 million. The Company’s net loss in 2023 was $8.4 million and the PEO CAP was $(0.2) million. The 2023 non-PEO CAP was $0.01 million. The Company does not use net income/loss as a primary metric to determine compensation levels or incentive plan payout.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Relationships and Related-Person Transactions

During 2025, the Company entered into a related party transaction with Tactic Pharma LLC (Tactic Pharma), whereby the Company used $35 million of offering proceeds from its September 2025 underwritten public offering to repurchase 550,229 of its Common Stock from Tactic Pharma at a purchase price equal to the public offering price per share less underwriting discounts and commissions (the “Share Repurchase”). Chandler D. Robinson, Monopar’s Chief Executive Officer and a member of the Board of Directors, is a minority owner and non-controlling Managing Member of Tactic Pharma.

Other than the Share Repurchase, since the beginning of 2025, we have not engaged reportable transactions with our co-founders, non-employee directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our non-employee directors, executive officers and holders of more than 5% of our voting securities, and our co-founders.

Procedures for Related-Person Transactions

A “related person” includes any non-employee director, nominee for director or executive officer of the Company; a beneficial owner of more than five percent of any class of our voting securities; and a person who is an immediate family member of any such non-employee director, nominee for director, executive officer or more-than-five percent beneficial owner (the term “immediate family member” shall include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of any such non-employee director, nominee for director, executive officer or more-than-five percent beneficial owner).

Our Board has adopted our Audit Committee Charter which delegates the review and approval of related-person transactions to the Audit Committee. The Audit Committee reviews and approves or disapproves any transaction required to be disclosed according to SEC Regulation S-K, Item 404 between the Company and any related party on an on-going basis and oversees policies and procedures for the Audit Committee’s judgments as to related party transactions as required by Nasdaq. Our Audit Committee will discuss with our management the business rationale for the transactions and whether appropriate disclosures have been made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and the related notes present information on the beneficial ownership of shares of our common stock, our only outstanding class of stock, as of March 31, 2026, by:

●	each of our non-employee directors and nominees;

●	each of our named executive officers;

●	all of our current non-employee directors and executive officers as a group; and

●	each person known by us to beneficially own more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock that may be acquired by an individual or group within 60 days of March 31, 2026, pursuant to the exercise of options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Beneficial ownership percentage is based upon 6,699,062 shares of our common stock outstanding as of March 31, 2026.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Name and Address of Beneficial Owner	Common Stock
*Unless otherwise noted, addresses are: 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091	Beneficially Owned	Percent of Class Held

Janus Henderson Group plc 201 Bishopsgate EC2M 3AE, United Kingdom (1)	1,172,368	17.5%
RA Capital Management, L.P. 200 Berkeley Street, 18th Floor Boston, MA 02116 (2)	667,632	10.0%
Diane Hendricks (3)	661,330	9.9%
Adage Capital Management, L.P. 200 Clarendon Street, 52nd Floor Boston, MA 02116 (4)	599,195	8.9%
AstraZeneca PLC 1 Francis Crick Avenue Cambridge CB2 0AA United Kingdom (5)	522,667	7.8%
Chandler D. Robinson, Chief Executive Officer and Director (6)	322,591	4.7%
Andrew J. Cittadine, Chief Operating Officer (7)	123,770	1.8%
Quan Vu, Chief Financial Officer (8)	8,792	*
Christopher M. Starr, Executive Chairman (9)	57,000	*
Raymond W. Anderson, Director (10)	34,725	*
Arthur Klausner, Director (11)	38,114	*
Kim R. Tsuchimoto, Director (12)	58,571	*
Lavina Talukdar, Director (13)	20,415	*
Nicole Sweeny, Director (14)	-	*
Executive officers and directors as a group (10 persons)	687,671	9.7%

(1)	The information is based on a Schedule 13G/A filed by Janus Henderson Group plc with the SEC on August 14, 2025.

(2)	The information is based on a Schedule 13G/A filed by RA Capital Management, L.P. with the SEC on February 17, 2026.

(3)	Diane M. Hendricks owns a controlling share of Pharma Investments LLC, which owns 567,580 shares of common stock through Gem Pharmaceuticals, LLC (“Gem”). DMH Business LLC, controlled by Ms. Hendricks, purchased 93,750 shares in our initial public offering. The amount controlled by Ms. Hendricks includes Pharma Investments LLC’s ownership in Gem and DMH Business LLC’s ownership.

(4)	The information is based on a Schedule 13G filed by Adage Capital Management, L.P. with the SEC on February 12, 2025.

(5)	The information is based on a Schedule 13G/A filed by AstraZeneca PLC with the SEC on February 6, 2026.

(6)	Includes 169,298 common stock options that are vested or vest within 60 days after April 4, 2025.

(7)	Includes 71,101 common stock options that are vested or vest within 60 days after April 4, 2025

(8)	Includes 7,292 common stock options that are vested or vest within 60 days after April 4, 2025.

(9)	Includes 41,947 common stock options that are vested or vest within 60 days after April 4, 2025.

(10)	Includes 29,352 common stock options that are vested or vest within 60 days after April 4, 2025.

(11)	Includes 29,352 common stock options that are vested or vest within 60 days after April 4, 2025.

(12)	Includes 47,085 common stock options that are vested or vest within 60 days after April 4, 2025.

(13)	Includes 6,414 common stock options that are vested or vest within 60 days after April 4, 2025.

(14)	Ms. Sweeny is a director nominee.

* Less than 1%

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. The SEC has established specific due dates for these reports, and the Company is required to disclose in this proxy statement any late failings or failures to file.

Based solely on our review of the copies of these reports and on information provided by our executive officers and directors, we believe that during the fiscal year ended December 31, 2025, our directors and executive officers complied with all Section 16(a) filing requirements, with the following exceptions: a Form 3 was filed late on Ms. Talukdar’s behalf  on March 6, 2025, with respect to her becoming a director of the Company on February 21, 2025; a Form 4 filed on March 7, 2025 for stock options granted on March 4, 2025, and a Form 4 filed on December 8, 2025 for stock options granted December 2, 2025, were each not filed on a timely basis on Ms. Talukdar’s behalf.

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at our Annual Meeting. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate Secretary in the form prescribed by our Amended and Restated Bylaws, as described below.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Security holders may send communications to the Board of Directors to Chandler D. Robinson, CEO, Co-Founder and Director, 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement for the 2027 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received by our corporate Secretary no later than the close of business on December 31, 2026. However, if the date of our 2027 annual meeting is moved by more than 30 days from the date of our 2026 annual meeting, we will announce a new deadline that will be a reasonable time before we print and send proxy materials. In order to be considered for inclusion in our proxy statement, these proposals must satisfy the requirements of SEC Rule 14a-8.

Stockholders who intend to present a stockholder proposal before the 2027 annual meeting of stockholders (other than pursuant to SEC Rule 14a-8) must deliver written notice of the proposal to our corporate Secretary at least 45 days prior to the one-year anniversary of the date proxy materials were first made available for the 2026 annual meeting (that is by March 16, 2027); provided, however, that if the 2027 annual meeting date is changed by more than 30 days from the anniversary date of the 2026 annual meeting, then such notice must be received a reasonable time before we print and send proxy materials. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of SEC Rule 14a-4, the persons named in the proxy will be allowed to use their discretionary voting authority to vote on any such proposal as they determine appropriate if and when the matter is raised at the 2027 annual meeting.

In addition, any stockholder or other person who intends to solicit proxies for the election of any director nominees at the 2027 annual meeting of stockholder other than the Company’s nominees must provide the notice required by Rule 14a-19(b) no later than 60 calendar days prior to the anniversary of the 2026 annual meeting (that is, by April 23, 2027), unless the date of the 2027 annual meeting has changed by more than 30 calendar days from the date of the 2026 annual meeting, in which case the notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the date the 2027 annual meeting is first made by the Company.

We have not received notice of any proposals intended to be presented by stockholders at our 2026 Annual Meeting of Stockholders. If any such proposal is presented, the persons named in the proxy will be allowed to use their discretionary voting authority to vote on any such proposal as they determine appropriate if and when the matter is raised at the 2026 Annual Meeting.

All notices of proposals or nominations, as applicable, must be addressed to our Corporate Secretary at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

DELIVERY OF PROXY STATEMENT

Our Annual Report to stockholders on Form 10-K for the year ended December 31, 2025, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K and the exhibits thereto are available from us without charge upon written request of a stockholder to our investor relations department at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091. Copies of these materials are also available online through the SEC at www.sec.gov. We may satisfy SEC rules regarding delivery of materials, including the Proxy Statement and Annual Report on Form 10-K by delivering a single Proxy Statement and Annual Report on Form 10-K to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one Proxy Statement and Annual Report on Form 10-K to multiple stockholders who share an address, unless contrary instructions are received from one or more stockholders at that address prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of these materials was delivered. If you hold stock as a registered holder and prefer to receive separate copies of these materials either now or in the future, please contact our investor relations department at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091 or by telephone at (847) 388-0349.

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy Statement and Annual Report on Form 10-K, you may write or call us at the address and phone number above to request delivery of a single copy of these materials in the future. If your stock is held through a brokerage firm, bank or other financial institution and you prefer to receive separate copies of our proxy and/or Proxy Statement and Annual Report on Form 10-K, either now or in the future, please contact your brokerage firm, bank or other financial institution.

APPENDIX A

MONOPAR THERAPEUTICS INC. 2026 STOCK INCENTIVE PLAN

Effective June 22, 2026

1.	Purpose of the Plan

The purpose of the Monopar Therapeutics Inc. 2026 Stock Incentive Plan (the “Plan”) is to enhance shareholder value by linking the compensation of officers, directors, key employees and consultants of the Company to increases in the price of Monopar Therapeutics Inc. Common Stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel and consultants whose long-term employment and retention is considered essential to the Company’s continued progress and success. The Plan is also intended to assist the Company in the recruitment of new employees and consultants and to motivate, retain and encourage such employees, directors and consultants to act in the shareholders’ interest and share in the Company’s success. Upon the Effective Date, no further awards shall be granted under the Monopar Therapeutics Inc. 2016 Stock Incentive Plan, as amended (the “Prior Plan”), and all awards outstanding under the Prior Plan as of the Effective Date shall remain subject to the terms and conditions of the Prior Plan.

2.	Definitions

As used herein, the following definitions shall apply:

(a)	“409A Awards” has the meaning set forth in Section 24 of the Plan.

(b)	“Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(c) “Affiliate” means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator. The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.

(d) “Applicable Law” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the shares of Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(e) “Award” means a Stock Award, Option, Stock Appreciation Right, or Other Stock-Based Award granted in accordance with the terms of the Plan, or any other property (including cash) granted pursuant to the provisions of the Plan.

(f) “Awardee” means an Employee, Director or Consultant who has been granted an Award under the Plan.

(g) “Award Agreement” means an agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement.

(h) “Board” means the Board of Directors of the Company.

(i) “Business Combination” has the meaning set forth in Section 15(d)(iii) of the Plan.

(j) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” (or its equivalent) as defined in any individual employment agreement to which the applicable Participant and the Company or a Subsidiary are parties, or (ii) if there is no such individual agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense or a misdemeanor offense involving moral turpitude by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Subsidiaries; or (E) a material violation of any policies, rules or guidelines of the Company or a Subsidiary knowingly committed by a Participant.

(k) “Change in Control” has the meaning set forth in Section 15(d) of the Plan.

(l) “Clawback Policy” has the meaning set forth in the Section 29 of the Plan.

(m) “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(n) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or, in the absence of any such special appointment, the Compensation Committee of the Board.

(o) “Common Stock” means the common stock, $0.001 par value per share, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.

(p) “Company” means Monopar Therapeutics Inc., a Delaware corporation, or, except as utilized in the definition of Change of Control, its successor.

(q) “Consultant” means an individual providing services to the Company or any of its Affiliates as an independent contractor, and includes prospective consultants who have accepted offers of consultancy for the Company or any of its Affiliates, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of Shares on a Form S-8 registration statement.

(r) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(s) “Data” has the meaning set forth in Section 30 of the Plan.

(t) “Director” means a member of the Board. Any Director who does not serve as an Employee is referred to herein as a “Non-employee Director.”

(u) “Disability” means, unless otherwise defined in an Award Agreement, (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, Disability shall mean the Participant’s continuous illness, injury or incapacity for a period of six consecutive months, as determined by the Administrator in its discretion. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and, with respect to any 409A Award, the foregoing definition shall apply for purposes of vesting of such 409A Award, provided that such 409A Award shall not be settled until the earliest of: (x) the Participant’s “disability” within the meaning of Section 409A of the Code, (y) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (z) the date such 409A Award would otherwise be settled pursuant to the terms of the Award Agreement.

(v) “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Affiliate) or a sale of a division of the Company and its Affiliates.

(w) “Effective Date” has the meaning set forth in Section 6 of the Plan.

(x) “Employee” any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or Applicable Law.

(y) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto.

(z) “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the share of Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an interdealer quotation system, (iii) if the shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by a Committee for such purpose as of a date within the preceding 12 months, or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined reasonably and in good faith by a Committee. For purposes of establishing the fair market value of the shares of Common Stock underlying Stock Options and Stock Appreciation Rights, “Fair Market Value” shall be determined in a manner consistent with securing exemption from, or avoiding adverse taxation under, Section 409A of the Code.

(aa) “Grant Date” means (i) the date on which the Administrator by resolution selects an eligible individual to receive a grant of an Award and determines the number of shares of Common Stock to be subject to such Award or the formula for earning a number of shares of Common Stock or cash amount or (ii) such later date as the Committee shall provide in such resolution.

(bb) “Incentive Stock Option” means an Option that is identified in the Award Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.

(cc) “Incumbent Board” has the meaning set forth in Section 15(d)(ii) of the Plan.

(dd) “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

(ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Option” means a right granted under Section 8 of the Plan to purchase a number of shares of Common Stock at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

(gg) “Other Stock-Based Award” means an Award granted pursuant to Section 12(a) of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award.

(hh) “Outstanding Company Common Stock” has the meaning set forth in Section 15(d)(i) of the Plan.

(ii) “Outstanding Company Voting Securities” has the meaning set forth in Section 15(d)(i) of the Plan.

(jj) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(kk) “Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(ll) “Person” has the meaning set forth in Section 15(d)(i).

(mm) “Plan” means this 2026 Stock Incentive Plan, as set forth herein and as hereafter amended from time to time.

(nn) “Retirement” means, unless the Administrator determines otherwise, Termination of Service, voluntary or involuntary, by a Participant from the Company and its Affiliates, other than a termination for Cause, after attaining age fifty-five (55) and having at least five (5) years of service with the Company and its Affiliates, excluding service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company. For Plan purposes, a “voluntary” Termination of Service is a Termination of Service where the Participant does not qualify for severance benefits, whether under a severance agreement or the Company’s or any of its Affiliate’s severance policy, plan or other arrangement.

(oo) “Rule 16b-3” has the meaning set forth in Section 4(a)(ii) of the Plan.

(pp) “Securities Act” means the United States Securities Act of 1933, as amended.

(qq) “Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award.

(rr) “Stock Award” means an award or issuance of shares of Common Stock or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award.

(ss) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one share of Common Stock, payable in cash, property or shares of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(tt) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. For purposes of Incentive Stock Options, “Subsidiary” means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(uu) “Termination of Service” means for purposes of this Plan, unless otherwise determined by the Administrator, that the Participant’s service with the Company or one of its Affiliates, whether as an Employee, Consultant or Director, is terminated A Participant employed by, or performing services for, an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Affiliate, or division ceases to be an Affiliate, and the Participant does not immediately thereafter become an Employee of or Consultant to the Company or another Affiliate, or a Director. Temporary absences from employment or service because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered Terminations of Service. In addition, Termination of Service shall mean a “separation from service” as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to such Code section, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period. For the purposes of this Plan, Termination of Service shall also mean the termination of a Consultant’s services to the Company or its Affiliates and the termination of a Director’s position as a member of the Board of Directors of the Company. Notwithstanding the foregoing, a change in the capacity in which the Participant renders services to the Company, its Affiliates or their respective successors as an Employee, Consultant or Director will not constitute a Termination of Service.

3.	Stock Subject to the Plan

(a) Aggregate Limit. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of shares of Common Stock which may be subject to Awards granted under the Plan shall not exceed (i) 600,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that remained available for issuance under the Prior Plan as of the Effective Date, plus (iii) the number of shares of Common Stock underlying any equity awards previously granted under the Prior Plan as of the Effective Date that, after the Effective Date, are forfeited, terminated, expire or lapse without being exercised, or any such awards that are settled for cash (to the extent provided by Section 3(d) hereof). After the Effective Date of the Plan (as provided in Section 6), no Awards may be granted under the Prior Plan. Shares of Common Stock subject to or delivered under Conversion Awards shall not reduce the aggregate number of shares of Common Stock which may be subject to or delivered under Awards granted under this Plan. The shares of Common Stock issued under the Plan may be either shares of Common Stock reacquired by the Company, including shares of Common Stock purchased in the open market, or authorized but unissued shares of Common Stock.

(b) Code Section 422 Limits. Subject to the provisions of Section 15 of the Plan, the aggregate number of shares of Common Stock that may be subject to all Incentive Stock Options granted under the Plan shall not exceed 100% of shares of Common Stock subject to the provision of 3(a) of the Plan.

(c) Limit on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the sum of (i) the aggregate Fair Market Value (computed as of the Grant Date in accordance with applicable financial accounting rules) of all Awards granted, plus (ii) the total amount payable in cash to any Non-employee Director during any single fiscal year shall not exceed one million dollars ($1,000,000.00). The foregoing limitation shall apply only to compensation payable for services as a Non-employee Director and not to any additional compensation payable to the Non-employee Director for services as a Consultant or in any other capacity.

(d) Share Counting Rules.

(i) For purposes of this Section 3 of the Plan, shares of Common Stock subject to Awards that have been canceled, expired, settled in cash, or forfeited for any reason (in whole or in part) shall not reduce the aggregate number of shares of Common Stock which may be subject to Awards granted under this Plan and shall be available for future Awards granted under this Plan in accordance with Section 3(d)(iii). In addition, if any shares of Common Stock subject to an award under the Prior Plan are canceled, expired, settled in cash, or forfeited for any reason (in whole or in part) after the Effective Date, then such shares of Common Stock subject to an award under the Prior Plan shall, to the extent of such cancellation, expiration, settlement in cash, or forfeiture, again be available for grant under this Plan in accordance with Section 3(d)(iii). Notwithstanding the foregoing, shares of Common Stock added back under the provisions of this subsection (d) shall not be counted when determining the limit on shares of Common Stock that may be granted as Incentive Stock Options under subsection (b), above.

(ii) Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under paragraph (i) of this Section: (a) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after the Effective Date, an option under the Prior Plan, (b) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect any Award or, after the Effective Date, awards under the Prior Plan, (c) shares of Common Stock subject to a Stock Appreciation Right or, after the Effective Date, a stock appreciation right under the Prior Plan, that are not issued in connection with its stock settlement on exercise thereof, and (d) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after the Effective Date, an option under the Prior Plan.

(iv) Conversion Awards shall not reduce the shares of Common Stock authorized for grant under the Plan or the limitations on Awards to a Participant under subsection (b), above, nor shall shares of Common Stock subject to a Conversion Award again be available for an Award under the Plan as provided in this subsection (d).

4.	Administration of the Plan

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“ Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(iii) Other Administration. To the extent required by the rules of the principal U.S. national securities exchange on which the shares of Common Stock are traded, the members of the Committee shall also qualify as “independent directors” as set forth in such rules. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not subject to Section 16 of the Exchange Act.

(iv) Awards to Directors. The Board shall have the power and authority to grant Awards to Non- employee Directors, including the authority to determine the number and type of Awards to be granted; determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award; and to take any other actions the Board considers appropriate in connection with the administration of the Plan.

(v) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to- day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i) to select the Non-employee Directors, Consultants and Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Employees, Consultants and Non-employee Directors;

(iv) to approve forms of Award Agreements;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted) and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the plan amendment provisions set forth in Section 16 of the Plan, and (B) may not materially impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control;

(xi) to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the shares of Common Stock to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have shares of Common Stock withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity acquired by the Company or its Affiliates (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or of other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award or upon the exercise of an Award, including, without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of “blackout” periods on exercises of Awards that the Administrator deems necessary or advisable, which “blackout” period may be in addition to any trading “blackout” periods established by the Company;

(xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in combination with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder

(c) Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Indemnity. To the extent allowable under Applicable Law, each member of the Committee or of the Board and any person to whom the Board or Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan, and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.	Eligibility

Awards may be granted only to Non-employee Directors, Employees and Consultants of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries (within the meaning of Section 424(f) of the Code).

6.	Term of Plan

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the shareholders of the Company (the “Effective Date”) unless terminated earlier under Section 16 of the Plan.

This Plan was adopted by the Board of Directors of the Company on April 27, 2026. This Plan was approved by the stockholders of the Company on June 22, 2026.

7.	Term of Award.

Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement, and may extend beyond the termination of the Plan. In the case of an Option or a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals.

(a) Award Agreement. Each Award Agreement providing for the grant of an Option shall contain provisions regarding (i) the number of shares of Common Stock that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the shares of Common Stock to be issued upon exercise of an Option shall be determined by the Administrator, except that the per share of Common Stock exercise price shall be no less than 100% of the Fair Market Value per share of Common Stock on the Grant Date, except with respect to Conversion Awards.

(c) No Option Repricings. Subject to Section 15 of the Plan, the exercise price of an Option may not be reduced without shareholder approval, nor may outstanding Options be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without shareholder approval.

(d) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(e) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator and as specified in the Award Agreement. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment (or retention in the case of a consultant or Director), the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Award Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other shares of Common Stock which were held for a period of more than six (6) months on the date of surrender and which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which said Option shall be exercised;

(iv) subject to any conditions or limitations established by the Administrator, the Company withholding shares of Common Stock otherwise issuable upon exercise of an Option with a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Common Stock as to which said Option shall be exercised;

(v) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;

(vi) such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Law; or

(vii) any combination of the foregoing methods of payment.

(g) Procedure for Exercise; Rights as a Shareholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Award Agreement.

(ii) An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Award Agreement or procedures established by the Administrator) from the person entitled to exercise the Option and (2) full payment for the shares of Common Stock with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

(iii) Unless provided otherwise by the Administrator or pursuant to this Plan, until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) such shares of Common Stock as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a share of Common Stock.

(h) Termination of Service, Consultancy or Board Membership.

(i) The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Service due to (A) Disability, (B) Retirement, (C) death, or (D) otherwise (including termination for Cause) shall have on any Option.

(ii) Unless otherwise provided in the Award Agreement:

(A) Upon Termination from Service by a Non-employee Director for reasons other than Retirement as set forth in subparagraph (D) below, any Option held by such Director that (1) has not vested and is not exercisable as of the effective date of such termination from membership on the Board shall be subject to immediate cancellation and forfeiture or (2) is vested and exercisable as of the effective date of such termination shall remain exercisable for five (5) years thereafter, or the remaining term of the Option, if less;

(B) Upon Termination of Service of any Employee due to death or Disability, any Option held by such Employee that is vested and exercisable as of the effective date of such Termination of Service shall remain exercisable for one year after such Termination of Service due to death or Disability or the remaining term of the Option, if less;

(C) Upon Termination of Service of an Employee due to death or Disability, any Option held by such Employee that is not yet vested shall vest in full as of the date of death or Disability or Termination of Service;

(D) Upon Termination of Service due to Retirement, (1) any Option held by such Awardee shall, to the extent not already vested, become ratably vested (rounded up or down to the nearest whole share of Common Stock) based upon the full months of the applicable vesting period elapsed as of the end of the month in which the Termination of Service due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to a voluntary Termination of Service, the terms of this Section 8(h)(ii)(D)(1) shall not apply with respect to any Option granted less than six (6) months prior to the effective date of such Termination of Service; and (2) any Option held by an Awardee at Retirement, to the extent vested and exercisable as of the effective date of such Retirement (including, without limitation, any Options that have ratably vested pursuant to the preceding clause (1)), will (x) remain outstanding for the lesser of five (5) years or the remaining term of a Nonqualified Stock Option or (y) remain outstanding for the lesser of three (3) months or the remaining term of an Incentive Stock Option; and

(E) Any other Termination of Service shall result in immediate cancellation and forfeiture of all outstanding Options that have not vested as of the effective date of such Termination of Service, and any vested and exercisable Options held at the time of such Termination of Service shall remain exercisable for ninety (90) days thereafter, or the remaining term of the Option, if less. Notwithstanding the foregoing, all outstanding and unexercised Options shall be immediately cancelled in the event of a termination for Cause.

9.	Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option shall be granted to any such employee who as of the Grant Date owns stock possessing more than 10% of the total combined voting power of the Company, except in compliance with Section 422 of the Code regarding 10% shareholders.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Award Agreement, if and to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock shall be determined as of the Grant Date.

(c) Transferability. The Award Agreement must provide that an Incentive Stock Option is not transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

(d) Exercise Price. The per share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

(e) Other Terms. Award Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code. If any such terms and conditions, as of the Grant Date or any later date, do not so comply, the Option will be treated thereafter for tax purposes as a Nonqualified Stock Option.

10.	Stock Appreciation Rights.

A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or shares of Common Stock (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in combination with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, and shall be based on the Fair Market Value of one share of Common Stock on the Grant Date or, if applicable, on the Grant Date of the Option with respect to a Stock Appreciation Right granted in exchange for or in combination with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code). All Stock Appreciation Rights under the Plan, other than Conversion Awards, shall be granted subject to the same terms and conditions applicable to

Options as set forth in Section 8 of the Plan. Subject to the provisions of Section 8 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

11.	Stock Awards.

(a) Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of shares of Common Stock subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the shares of Common Stock, if any, and the means of payment for the shares of Common Stock, (iii) the Performance Criteria, if any, and level of achievement versus these criteria that shall determine the number of shares of Common Stock granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares of Common Stock as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of Stock Awards issued to Employees may be subject to such Performance Criteria and level of achievement versus these criteria as the Administrator shall determine.

(c) Termination of Service.

(i) The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Service due to (A) Disability, (B) Retirement, (C) death, or (D) otherwise (including termination for Cause) shall have on any Stock Award.

(ii) Unless otherwise provided in the Award Agreement:

(A) A Termination of Service due to Disability or death shall result in immediate full vesting of any as yet unvested Stock Award, and in the case of a Stock Award that vests upon the achievement of performance goals, the vested amount shall be based upon the target award amount;

(B) A Termination of Service due to Retirement shall result in vesting of a prorated portion of any Stock Award (rounded up or down to the nearest whole share of Common Stock), based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Service due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to voluntary Termination of Service, the terms of this Section 11(c)(ii)(B) shall not apply with respect to any Stock Award granted less than six (6) months prior to the effective date of such Termination of Service; and

(C) Any other Termination of Service shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Awards.

If clause (B) of this Section 11(c)(ii) applies to a Stock Award under which vesting is based on the attainment of Performance Criteria over a performance period, the ratable vesting percentage determined by the portion of the performance period during which the Awardee was an Employee of the Company or an Affiliate shall be applied to determine the portion of the Stock Award that is vested based upon actual performance results after the completion of the performance period.

(d) Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

12.	Other Stock-Based Awards.

(a) Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan , in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of Shares or pursuant to attainment of a performance goal. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator.

(b) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock or a target amount of cash, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

(c) Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or shares of Common Stock or a combination thereof, as the Administrator determines.

(d) Termination of Service.

(i) The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Service due to (A) Disability, (B) Retirement, (C) death, or (D) otherwise (including termination for Cause) shall have on any Other Stock-Based Award.

(ii) Unless otherwise provided in the Award Agreement:

(A) A Termination of Service due to Disability or death shall result in immediate full vesting of any as yet unvested Other Stock-Based Award, and in the case of an Other Stock-Based Award which vests on the basis of attainment of a performance goal, the vested amount shall be based upon the target Award amount;

(B) A Termination of Service due to Retirement shall result in vesting of a prorated portion of any Other Stock-Based Award (rounded up or down to the nearest whole share of Common Stock or unit based on shares of Common Stock, as applicable), based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Service due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to voluntary Termination of Service, the terms of this Section 12(d)(ii) (B) shall not apply with respect to any Other Stock- Based Award granted less than six (6) months prior to the effective date of such Termination of Service; and

(C) Any other Termination of Service shall result in immediate cancellation and forfeiture of all outstanding, unvested Other Stock-Based Awards.

(iii) If clause (B) of this Section 12(d)(ii) applies to an Other Stock-Based Award under which vesting is based on the attainment of performance criteria over a performance period, the ratable vesting percentage determined by the portion of the performance period during which the Awardee was an Employee of the Company or an Affiliate shall be applied to determine the portion of the Other Stock-Based Award that is vested based upon actual performance results after the completion of the performance period.

13.	Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date an Award is vested and settled. The Administrator may only make an Award transferable to an Awardee’s family member or any other person or entity provided the Awardee does not receive consideration for such transfer. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Performance Criteria. For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”) or on a non-GAAP or adjusted GAAP basis, applied to either the Company as a whole or to a Subsidiary, business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre- established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award or by duly adopted resolution: (i) sales or cash return on sales; (ii) cash flow or free cash flow or net cash from operating activity; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) basic or diluted earnings per share; (v) growth in earnings or earnings per share; (vi) stock price; (vii) return on equity or average shareholders’ equity; (viii) total shareholder return; (ix) return on capital; (x) return on assets or net assets; (xi) return on investments; (xii) revenue or gross profits; (xiii) income before or after interest, taxes, depreciation and amortization, or net income; (xiv) pretax income before allocation of corporate overhead and bonus; (xv) operating income or net operating income; (xvi) operating profit or net operating profit (whether before or after taxes); (xvii) operating margin; (xviii) return on operating revenue; (xix) working capital or net working capital; (xx) market share; (xxi) asset velocity index; (xxii) contract awards or backlog; (xxiii) overhead or other expense or cost reduction; (xxiv) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxv) credit rating; (xxvi) strategic plan development and implementation; (xxvii) improvement in workforce diversity; (xxviii) customer satisfaction; (xxvix) employee satisfaction; (xxx) management succession plan development and implementation; (xxxi) employee or customer retention; (xxxii) development or regulatory achievements or milestones; and (xxxiii) such other criteria as may be determined by the Administrator from time to time. Extraordinary, non-recurring items that may be the basis of adjustment include acquisitions or divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, the cumulative effects of tax or accounting changes in accordance with U.S. GAAP, and foreign exchange gains or losses.

(c) Six Month Holding Period for Purposes of Rule 16b-3. If the Company is subject to the reporting requirements of Section 13 of the Exchange Act, the Plan Administrator shall ensure that transactions between the Company and an Officer or Director under this Plan are exempt from Section 16(b) of the Exchange Act pursuant to one of the exemptions available under 17 C.F.R. 240.16b-3. If the Administrator determines that the exemption pursuant to 17 C.F.R. 240.16b-3(d)(3) is to be used, then (i) shares of Common Stock purchased upon exercise of an Option or another derivative security (as defined in Exchange Act Rule 16a-1(c)) issued under this Plan by an Officer or Director may not be sold before at least six months have elapsed from the date the Option or other derivative security was granted; and (ii) any other equity securities of the Company acquired by an Officer or Director under this Plan other than as described in subparagraph (i) above may not be sold before at least six months have elapsed from the date they equity security was acquired.

14.	Dividends and Dividend Equivalents.

Awards other than Options and Stock Appreciation Rights may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the shares of Common Stock subject to the Award, whether or not such Award is vested. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid with respect to Stock Awards or Other Stock-Based Awards that, in either case, vest based on the achievement of performance goals prior to the date the performance goals are satisfied and the Award is earned, and then shall be payable only with respect to the number of shares of Common Stock or Stock Units actually earned under the Award. Such payments may be made in cash, shares of Common Stock or Stock Units or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or shares of Common Stock or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish. Dividends and dividend equivalents shall be subject to the same vesting, restriction, forfeiture and payment conditions as the underling Awards.

15.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of Common Stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, will adjust the number and class of shares of Common Stock that may be delivered under this Plan and/or the number, class, and price of shares of Common Stock covered by each outstanding Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that:  (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares of Common Stock and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control (subject to the provisions of Section 15(b) above); (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this Section 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the vesting of any unvested Awards held by a Participant shall be determined in accordance with the terms of the applicable Award Agreement. The Administrator may provide that, upon a Change in Control, the Participant’s vested interest in an Award will be fully or partially accelerated.  With respect to Awards with performance-based vesting, the Administrator may provide that all or a pro-rata portion of performance goals or other vesting criteria will be deemed achieved at up to one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this Section 15(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of shares of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the merger or Change in Control is not solely shares of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Stock Unit, for each share of Common Stock subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of shares of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (x) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company, (2) any repurchase by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 15(d); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 15(d)(ii), any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the Outstanding Company Common Stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the Outstanding Company Common Stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 30% or more interest in the Outstanding Company Common Stock and/or Outstanding Company Voting Securities that existed prior to the Business Combination, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv) The approval by stockholders of a complete liquidation or dissolution of the Company.

16.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 15(c), no such amendment shall be made that would:

(i) increase the maximum aggregate number of shares of Common Stock which may be subject to Awards granted under the Plan;

(ii) reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan; or

(iii) reduce the exercise price of outstanding Options or Stock Appreciation Rights, as prohibited by Section 8(c) without shareholder approval.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall materially impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except that this exception shall not apply following a Change of Control. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.	Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award.

18.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.	Legal Compliance.

Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such shares of Common Stock shall comply with Applicable Law, specifically including without limitation all applicable federal and state securities laws and regulations, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and shares of Common Stock covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or shares of Common Stock pursuant to any Award may be required by the Company (a) to give a representation in writing that such person is acquiring such shares of Common Stock for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Company may request.

All certificates for shares of Common Stock or certificates, agreements, or other documents evidencing securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities law, and the Company may cause a legend or legends to be put on any such certificates, agreements or other documents to make appropriate reference to such restrictions.

In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance, the Administrator may require reasonable evidence as to the ownership of such Option and may require such consents and releases of taxing authorities as the Administrator deems advisable.

20.	Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it unfeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

21.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

22.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received. Any notice to a Participant hereunder shall be addressed to the last address of record with the Company and shall be effective when sent via first class mail, courier service, or electronic mail to such last address of record.

23.	Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware, except as to matters governed by U.S. federal law.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

24.	Section 409A.

It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Administrator, and shall comply in all respects with Section 409A of the Code. The following rules will apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A.

(b) The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A.

(c) If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any 409A Award payable or settled on account of a separation from service shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.

(d) In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(e) In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(f) Notwithstanding anything herein to the contrary, in no event shall the Company or the Administrator be liable for the payment of, or any gross up payment in connection with, any taxes or penalties owed by the Participant pursuant to Code Section 409A.

25.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and

(b) Tax or Exchange Control Consequences. Any tax consequence or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation. Neither the Company nor the Administrator shall be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

27.	Foreign Employees.

Awards may be granted hereunder to Employees and Consultants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

28.	Tax Withholding.

Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. Unless otherwise determined by the Company, withholding obligations may be settled with shares of Common Stock, including shares of Common Stock that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with shares of Common Stock that are part of the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested shares of Common Stock or any other payment due to the participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with shares of Common Stock.

29.	Cancellation of Award; Forfeiture of Gain; Clawback Policy

Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award will be cancelled and the Participant will forfeit the shares of Common Stock or cash received or payable on the vesting or exercise of the Award, and that the amount of any proceeds of the sale or gain realized on the vesting or exercise of the Award must be repaid to the Company, under such conditions as may be required by Applicable Law or established by the Administrator in its sole discretion. A Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion.

30.	Data Privacy and Transfer.

As a condition of acceptance of an Award, the Participant explicitly thereby consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security or other identification number, salary, nationality, job title, shares of Common Stock held in the Company or any Subsidiary, details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Affiliates may transfer the Data among themselves as necessary for the purpose of implementation, management and administration of the Plan, and that the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Common Stock. In addition, by accepting an Award under the Plan, each Participant agrees and acknowledges (i) that the Data will be held only as long as is necessary to implement, manage, and administer the Plan; (ii) that the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw consent to the use and transfer of the Data, without cost, by delivering such revocation or withdrawal of consent in writing to a designated human resources representative; and (iii) that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan thereafter.

Monopar Therapeutics Inc. 1000 Skokie Boulevard, Suite 350 Wilmette, IL 60091

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Corporate Secretary, Monopar Therapeutics Inc., 1000 Skokie Boulevard, Suite 350, Wilmette, IL 60091.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All	Withhold All	For All Except	To withhold authority to vote

for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote “FOR” the following:

1. Election of Directors	☐	☐	☐

Nominees

01	Christopher M. Starr	02	Chandler D. Robinson	03	Raymond W. Anderson

04	Kim R. Tsuchimoto	05	Lavina Talukdar	06	Nicole Sweeny

The Board of Directors recommends you vote “FOR” Proposal No. 2.	For	Against	Abstain

2. To approve the compensation of our named executive officers on an advisory, non-binding basis.	☐	☐	☐

The Board of Directors recommends you vote “FOR” for Proposal No. 3.	For	Against	Abstain

3. To approve the 2026 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote “FOR” Proposal No. 4.
	For	Against	Abstain
4. To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2026:

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025, are available at monopartx.com in the “Annual Meeting” subsection of the “Investors” tab.

MONOPAR THERAPEUTICS INC.

Annual Meeting of Stockholders June 22, 2026,

10:00 AM (Central Time)

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Chandler D. Robinson and Quan A. Vu, and each or any of them, proxy and attorney-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of common stock in Monopar Therapeutics Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at 10:00 A.M., Central Time, June 22, 2026, and at any adjournment or postponement thereof, as hereinafter specified upon the proposals listed above and as more particularly described in the accompanying Proxy Statement, receipt of which is hereby acknowledged.

If no instructions are given, the proxies will be voted: (1) “FOR” Proposal No. 1 electing the six nominees to our Board of Directors; (2) “FOR” Proposal No. 2 approving the compensation of our NEOs on an advisory, non-binding basis; (3) “FOR” for Proposal No. 3 approving the 2026 Stock Incentive Plan; and (4) “FOR” Proposal No. 4 ratifying the selection of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Continued and to be signed on reverse side